                                                                   EXHIBIT 10.14

                            SHARE PURCHASE AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 30, 1997,

                                      AMONG

                              JUSTIN MILLER, PH.D.,

                         MILDRED ELIZABETH LAYNE-MILLER,

                              MILLER FAMILY TRUST,

                            1256393 ONTARIO LIMITED,

                                  ROYNAT INC.,

                                REMEC CANADA ULC

                                       AND

                                   REMEC, INC.

                                TABLE OF CONTENTS



Section                                                                             Page
-------                                                                             ----
ARTICLE I      DEFINITIONS AND RULES OF CONSTRUCTION................................  2
         1.1   Definitions..........................................................  2
         1.2   Rules of Construction................................................  9

ARTICLE II     PURCHASE AND SALE OF SHARES; CLOSING................................. 10
         2.1   Sale of Shares by Sellers............................................ 10
         2.2   Purchase of Shares by Buyer.......................................... 11
         2.3   Capitalization of Buyer.............................................. 12
         2.4   REMEC Liquidation Call Rights........................................ 12
         2.5   REMEC Redemption Call Right.......................................... 13
         2.6   REMEC Retraction Call Right.......................................... 15
         2.7   Withholding Rights................................................... 16
         2.8   Put Right............................................................ 17
         2.9   Cash Option; Securities Law Compliance............................... 18
         2.10  Support Agreement.................................................... 19
         2.11  Execution of Counterpart............................................. 19
         2.12  Section 85 Elections................................................. 19
         2.13  The Closing.......................................................... 19

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF
               DR. MILLER AND MILLER HOLDCO......................................... 19
         3.1   Organization and Authority........................................... 20
         3.2   Capitalization of Company and Amalgamated Company.................... 20
         3.3   Authorization........................................................ 21
         3.4   Title to Shares...................................................... 22
         3.5   No Violation of Other Instruments.................................... 22
         3.6   Consents............................................................. 22
         3.7   Compliance With Law.................................................. 23
         3.8   Investments in Others................................................ 23
         3.9   Financial Statements................................................. 23
         3.10  Absence of Undisclosed Liabilities................................... 23
         3.11  Tax Returns and Payments............................................. 23
         3.12  Absence of Certain Changes and Events................................ 25
         3.13  Accounts Receivable.................................................. 27
         3.14  Inventories.......................................................... 27
         3.15  Backlog.............................................................. 27
         3.16  Product Warranties................................................... 27
         3.17  Credit Cards......................................................... 27
         3.18  Interests in Real Property........................................... 27



         3.19  Personal Property.................................................... 28
         3.20  Directors and Officers............................................... 28
         3.21  Certain Transactions................................................. 28
         3.22  Intellectual Property................................................ 29
         3.23  Litigation and Other Proceedings..................................... 29
         3.24  Contracts............................................................ 29
         3.25  Insurance and Banking Facilities..................................... 30
         3.26  Personnel............................................................ 30
         3.27  Powers of Attorney and Suretyships................................... 30
         3.28  Minutes and Share Records............................................ 30
         3.29  Governmental Consents................................................ 31
         3.30  Pension and Benefit Plans............................................ 31
         3.31  Labor Matters........................................................ 31
         3.32  Hazardous Materials.................................................. 32
         3.33  Brokers and Finders.................................................. 33
         3.34  Business Practices................................................... 33
         3.35  Place of Business.................................................... 33
         3.36  Activities of Millowave.............................................. 33
         3.37  Accuracy of Documents and Information................................ 33
         3.38  Representations and Warranties Applicable to the Amalgamated Company. 34

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ROYNAT............................. 34
         4.1   Organization and Authority........................................... 34
         4.2   Capitalization....................................................... 34
         4.3   Authorization........................................................ 35
         4.4   Title to Shares...................................................... 35
         4.5   No Violation of Other Instruments.................................... 36
         4.6   Consents............................................................. 36
         4.7   Compliance With Law.................................................. 36
         4.8   Absence of Undisclosed Liabilities................................... 36
         4.9   Tax Returns and Payments............................................. 37
         4.10  Certain Transactions................................................. 37
         4.11  Accuracy of Documents and Information................................ 37
         4.12  Representations and Warranties Applicable to the Amalgamated Company. 38


ARTICLE V      REPRESENTATIONS AND WARRANTIES OF REMEC AND
               BUYER................................................................ 38
         5.1   Activities of Buyer.................................................. 38
         5.2   Organization and Authority........................................... 38
         5.3   Capitalization of REMEC.............................................. 39
         5.4   Capitalization of Buyer.............................................. 39
         5.5   Authorization........................................................ 40
         5.6   No Violation of Other Instruments.................................... 40
         5.7   Consents............................................................. 40
         5.8   Financial Statements................................................. 41
         5.9   Absence of Undisclosed Liabilities................................... 41
         5.10  Issuance of Shares................................................... 41
         5.11  Litigation........................................................... 42
         5.12  Brokers and Finders.................................................. 42
         5.13  Business Practices................................................... 42
         5.14  Form S-3 Eligibility................................................. 42
         5.15  Full Disclosure...................................................... 42

ARTICLE VI     COVENANTS PRIOR TO CLOSING........................................... 43
         6.1   Access............................................................... 43
         6.2   Conduct of Business Prior to Closing................................. 43
         6.3   Notice of Events..................................................... 45
         6.4   No Other Negotiations................................................ 45
         6.5   Company Audited Financials........................................... 46
         6.6   Cooperation.......................................................... 46
         6.7   Employees............................................................ 47
         6.8   Nasdaq Listing....................................................... 47
         6.9   Press Releases....................................................... 47
         6.10  Best Efforts to Close................................................ 47
         6.11  Covenants Applicable to the Amalgamated Company...................... 47

ARTICLE VII    ADDITIONAL CONTINUING COVENANTS...................................... 48
         7.1   Confidential Information............................................. 48
         7.2   Tax Cooperation...................................................... 48
         7.3   Pre-Closing Reorganization........................................... 48
         7.4   Post-Closing Reorganization Cooperation.............................. 49
         7.5   Intercompany Debt.................................................... 49
         7.6   Release from Personal Guarantees..................................... 49


ARTICLE VIII   REGISTRATION RIGHTS.................................................. 50
         8.1   Registration on Form S-3............................................. 50
         8.2   Right of Deferral.................................................... 50
         8.3   REMEC Trading Policies............................................... 50
         8.4   No Legend on Shares.................................................. 50

ARTICLE IX     CONDITIONS TO THE OBLIGATIONS OF REMEC AND
               BUYER................................................................ 51
         9.1   Representations and Warranties True at Closing....................... 51
         9.2   Performance of Covenants............................................. 51
         9.3   Certificate.......................................................... 51
         9.4   Resignation of Directors............................................. 51
         9.5   Material Changes..................................................... 51
         9.6   Consents............................................................. 52
         9.7   Good Standing Certificates........................................... 52
         9.8   No Action to Prevent Completion...................................... 52
         9.9   Governmental Filings................................................. 52
         9.10  Miller Employment Agreement.......................................... 52
         9.11  Opinion of Counsel................................................... 52
         9.12  Company Shareholders' Equity......................................... 53
         9.13  Bonus to Amalgamated Company Employees............................... 53
         9.14  OHM Agreement........................................................ 53
         9.15  No Material Adverse Changes.......................................... 53
         9.16  Due Diligence........................................................ 53
         9.17  Defence Industry Productivity Program Cooperation Agreement.......... 53
         9.18  Interim Financials................................................... 54
         9.19  Amalgamation of Millowave and Nanowave............................... 54

ARTICLE X      CONDITIONS TO THE OBLIGATIONS OF SELLERS............................. 54
         10.1  Representations and Warranties True at Closing....................... 54
         10.2  Performance of Covenants............................................. 54
         10.3  Certificate.......................................................... 54
         10.4  Consents............................................................. 55
         10.5  Good Standing Certificate............................................ 55
         10.6  Governmental Filings................................................. 55
         10.7  Support Agreement.................................................... 55
         10.8  Miller Employment Agreements......................................... 55
         10.9  Opinion of Counsel................................................... 55
         10.10 Payment to RoyNat.................................................... 56
         10.11 OHM Agreement........................................................ 56
         10.12 No Material Adverse Change........................................... 56
         10.13 Due Diligence........................................................ 56
         10.14 Defence Industry Productivity Program Cooperation Agreement.......... 56
         10.15 Amalgamation of Millowave and Nanowave............................... 57
         10.16 Closing Payments..................................................... 57



ARTICLE XI     TERMINATION OF OBLIGATIONS; SURVIVAL................................. 57
         11.1  Termination of Agreement............................................. 57
         11.2  Effect of Termination................................................ 58
         11.3  Survival of Representations and Warranties........................... 58

ARTICLE XII    INDEMNIFICATION...................................................... 59
         12.1  Obligations of Sellers............................................... 59
         12.2  Obligations of Buyer................................................. 59
         12.3  Procedure............................................................ 59
         12.4  Survival............................................................. 60
         12.5  Notice of Breach..................................................... 60
         12.6  Non-Exclusive Remedy................................................. 60

ARTICLE XIII   MISCELLANEOUS........................................................ 61
         13.1  Expenses............................................................. 61
         13.2  Amendment............................................................ 61
         13.3  Entire Agreement..................................................... 61
         13.4  Governing Law........................................................ 61
         13.5  Attorneys Fees....................................................... 61
         13.6  Severability......................................................... 61
         13.7  Headings............................................................. 62
         13.8  Mutual Contribution.................................................. 62
         13.9  Notices.............................................................. 62
         13.10 Waiver............................................................... 64
         13.11 Binding Effect; Assignment........................................... 64
         13.12 No Third Party Beneficiaries......................................... 64
         13.13 Counterparts......................................................... 65
         13.14 Further Assurances................................................... 65

                             Exhibits
                             --------
EXHIBIT A      Dividend Access Share Provisions
EXHIBIT B      Form of Report of Company's Auditors
EXHIBIT C      Form of Support Agreement
EXHIBIT D      Form of Counterpart
EXHIBIT E      Form of Employment Agreement among Dr. Miller, Company and REMEC
EXHIBIT F      Form of Employment Agreement between Dr. Miller and REMEC



                             Schedules

Schedule 3.2   Capitalization
Schedule 3.5   No Violation of Other Instruments
Schedule 3.6   Consents
Schedule 3.7   Compliance with Law
Schedule 3.8   Investment in Others
Schedule 3.11  Tax Returns and Payments
Schedule 3.12  Absence of Certain Changes and Events
Schedule 3.15  Backlog
Schedule 3.16  Product Warranties
Schedule 3.17  Credit Cards
Schedule 3.18  Interests in Real Property
Schedule 3.19  Personal Property
Schedule 3.20  Directors and Officers
Schedule 3.21  Certain Transactions
Schedule 3.22  Intellectual Property
Schedule 3.23  Litigation and Other Proceedings
Schedule 3.24  Contracts
Schedule 3.25  Insurance and Banking Facilities
Schedule 3.26  Personnel
Schedule 3.29  Governmental Consents
Schedule 3.30  Pension and Benefit Plans
Schedule 3.32  Hazardous Materials
Schedule 3.35  Place of Business
Schedule 6.2   Conduct of Business Prior to Closing
Schedule 6.7   Employees


                            SHARE PURCHASE AGREEMENT


                  This Share Purchase Agreement ("Agreement") is entered into as of September 30, 1997, among Justin Miller, Ph.D, an individual ("Dr. Miller"), Mildred Elizabeth Layne-Miller, an individual ("Mrs. Miller"), the Miller Family Trust, an Ontario trust formed pursuant to a trust deed dated as of March 27, 1997 ("Miller Trust"), 1256393 Ontario Limited, a corporation incorporated under the laws of Ontario ("Miller Holdco"), RoyNat Inc., a corporation incorporated under the laws of Canada ("RoyNat"), REMEC Canada ULC, an unlimited company incorporated under the laws of Nova Scotia ("Buyer"), and REMEC, Inc., a corporation incorporated under the laws of California ("REMEC"). Dr. Miller, Mrs. Miller and the Miller Trust are sometimes collectively referred to as the "Miller Family." The Miller Family, Miller Holdco and RoyNat are sometimes collectively referred to in this Agreement as "Sellers."


                                 R E C I T A L S

         A. Millowave Technologies Inc., a corporation incorporated under the laws of Ontario ("Millowave"), and RoyNat own all of the issued and outstanding shares in the capital of Nanowave Technologies Inc., a corporation incorporated under the laws of Canada ("Company"). The issued and outstanding shares in capital of Company currently consists of 78 Class A common shares owned by Millowave and 8 Class A common shares and 14 Class B common shares owned by RoyNat. All of the issued and outstanding shares in the capital of Millowave are owned by the Miller Family and Miller Holdco.

         B. Prior to the closing date, it is anticipated that (i) Company will amend its constating documents to authorize the issuance of an unlimited number of Class C common shares; (ii) RoyNat will exchange the 8 Class A common shares of Company owned by it for 8 Class C common shares of Company; (iii) pursuant to resolutions of its Board of Directors, Company will increase its paid-up capital as to the shares in the capital of Company owned by RoyNat (its outstanding Class B and Class C common shares); (iv) pursuant to resolutions of its Board of Directors, Millowave will increase its paid-up capital as to its capital stock owned by Miller Holdco (its outstanding Class B common shares); (v) Millowave and Company each will continue as corporations incorporated under the laws of Nova Scotia; and (vi) Millowave and Company will amalgamate pursuant to the laws of Nova Scotia ("Amalgamated Company").

         C. After completion of the events described in paragraph B above, and prior to the closing date, it is anticipated that (i) the Miller Family will own 780 Class A common shares of Amalgamated Company, (ii) RoyNat will own 140 Class B common shares and 80 Class C common shares of Amalgamated Company, and (iii) Miller Holdco will own 200 Class D common shares of Amalgamated Company.

         D. REMEC owns all of the issued and outstanding shares in the capital of Buyer, consisting of 100 common shares (the "Buyer Common Shares"). In addition to the common shares of Buyer currently owned by REMEC, it is contemplated that Buyer's Articles of Incorporation will authorize the issuance of one million dividend access shares (the "Dividend Access Shares"), such shares having the rights, privileges, restrictions and conditions set forth in Exhibit A to this Agreement. It is contemplated that each Dividend Access Share may be exchanged into one share of REMEC's common stock and US $0.01 in accordance with the rights, privileges, restrictions and conditions of such shares to be set forth in Buyer's Articles of Incorporation and the terms of this Agreement and the Support Agreement to be entered into among the Buyer and REMEC.

         E. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the shares in the capital of Amalgamated Company outstanding immediately prior to closing, for an aggregate purchase price of US $4,000,000 and issuance of a certain number of Dividend Access Shares, pursuant to the terms and conditions set forth in this Agreement.


                                A G R E E M E N T

                  In consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION


                  1.1      DEFINITIONS.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, capitalized terms shall have the meaning ascribed to them set forth below.

                  "1997 Balance Sheet" means the unaudited balance sheet of Company contained in the 1997 Financials.

                  "1997 Financials" means the unaudited balance sheet of Company at June 30, 1997 and the related statements of income, shareholders' equity and cash flows for the year then ended, prepared in accordance with GAAP.

                  "Act" means the Income Tax Act (Canada), as amended.

                  "Action" means any action, complaint, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For purposes of this Agreement, RoyNat shall be considered an Affiliate of Company.

                  "Agreement" means this Agreement by and among Sellers, Buyer and REMEC as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

                  "Amalgamated Company" means the company resulting from the amalgamation of Millowave and Company to be completed prior to Closing pursuant to the Nova Scotia Companies Act.

                  "Amalgamation Date" means the date on which Millowave and Company have amalgamated pursuant to the Nova Scotia Companies Act.

                  "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of the foregoing, or any required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

                  "Acquisition Cost" has the meaning set forth in Section 2.9.

                  "Audited Balance Sheet" means the balance sheet included in the Audited Financials.

                  "Audited Financials" means the audited balance sheet of Company at June 30, 1996 and the related statements of income, shareholders' equity and cash flows for the year then ended, including the notes thereto, in each case accompanied by a report of Company's Auditors substantially in the form attached hereto as Exhibit B.

                  "Automatic Redemption Date" has the meaning set forth in
Section 1.1 of the Dividend Access Share Provisions annexed as Exhibit A.

                  "Business" means the design, manufacture and sale of microwave components and multifunction subassemblies, including amplifiers, thin film hybrids, transceivers and any other active microwave and millimeter wave products, but excluding optical and cooled microwave and cooled millimeter wave products and cable/wireless products, all of which constitute the business of Amalgamated Company at Closing.

                  "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in both California and Ontario.

                  "Buyer" means REMEC Canada ULC, an unlimited company incorporated under the laws of Nova Scotia.

                  "Closing" means the consummation of the purchase and sale of the Purchased Shares under this Agreement.

                  "Closing Date" means the date of the Closing.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Company" means Nanowave Technologies Inc., a corporation incorporated under the laws of Canada, and its legal successors and assigns.

                  "Company Auditors" means Richter, Usher & Vineberg, independent auditors to Company.

                  "Company Financials" means the 1997 Financials and the Audited Financials.

                  "Confidential Information" means all information and compilations of information in whatever form (oral, written, machine readable or otherwise) pertaining to Company, Amalgamated Company or REMEC or their respective business, operations, properties, assets and liabilities, including, without limitation, lists of customers and suppliers, pricing structures, business files and records, trade secrets, Intellectual Property Rights and financial information now or heretofore known to the disclosing party; provided, however, that the phrase "Confidential Information" shall not include information which:

                  (i) is in the public domain through no fault of the disclosing party;

                  (ii) is lawfully received by any disclosing party from another Person who, to the knowledge of the disclosing party, is lawfully in possession of such Confidential Information and, to the knowledge of the disclosing party, such other Person was not restricted from disclosing the information to the disclosing party; or

                  (iii) is approved for disclosure by the party whose information is to be disclosed prior to its disclosure.

                  "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "Current Market Price" has the meaning set forth in Section
1.1 of the Dividend Access Share Provisions annexed as Exhibit A.

                  "Delivery Date" has the meaning set forth in Section 2.9.

                  "Dividend Access Shares" means the Dividend Access Shares in the share capital of Buyer having the rights, privileges, restrictions and conditions set forth in Exhibit A and "Dividend Access Share Provisions" means the rights, privileges, restrictions and conditions set forth in Exhibit A.

                  "Dr. Miller" means Justin Miller, Ph.D., an individual.

                  "Encumbrance" means any claim, charge, easement, encumbrance, defect of title, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

                  "Environmental Laws" means any and all applicable United States and Canadian federal, state or provincial, municipal or local Laws pertaining to the environment, health and safety matters or conditions, Hazardous Materials, pollution or protection of the environment, including, without limitation, Laws relating to: (i) on-site or off-site contamination;
(ii) occupational health and safety; (iii) chemical substances or products; (iv) release of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Materials into the environment; (v) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labeling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Hazardous Materials; and (vi) any preventive measures, remedial actions and notifications in connection with the foregoing.

                  "Equity Securities" means any shares, capital stock or other equity interest or any securities convertible into or exchangeable for shares, capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "GAAP (Canada)" means generally accepted accounting principles and practices as approved by the Canadian Institute of Chartered Accountants or any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time.

                  "GAAP (United States)" means generally accepted accounting principles and practices in the United States as promulgated by the United States Accounting Research Board, Accounting Principles Board and Financial Accounting Standards Board or any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time.

                  "Governmental Entity" means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, provincial, municipal, county or local, domestic or foreign.

                  "Hazardous Material" means any material, substance, waste or component thereof which is identified to be "hazardous" or "toxic" or otherwise poses an actual or potential risk to public health and safety or to the environment by virtue of being actually or potentially toxic, corrosive, bioaccumulative, reactive, ignitable, radioactive, infectious or otherwise harmful to public health and safety or the environment, the handling or disposal of, or exposure to which, is regulated under any applicable United States and Canadian federal, provincial, state or local Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Intellectual Property Rights" means rights, patents, trademarks, trade names, service marks, mask work rights, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other intellectual rights and any applications or registrations therefor, and all mask works, net lists, schematics, source code, computer software programs and all other tangible and intangible information or material.

                  "Interim Balance Sheet" means the balance sheet included in the Interim Financials.

                  "Interim Financials" means the unaudited balance sheet of Company at August 30, 1997 and the related statements of income, shareholders' equity and cash flows for the months ended July 31 and August 30, 1997.

                  "ITCs" means research and development investment tax credits within the meaning of the Act.

                  "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.

                  "Liquidation Call Purchase Price" has the meaning set forth in
Section 2.4(a).

                  "Liquidation Call Right" has the meaning set forth in Section 2.4(a).

                  "Liquidation Date" has the meaning set forth in Section 5.1 of the Dividend Access Share Provisions annexed as Exhibit A.

                  "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "Material Contract" means any Contract material to the business of the subject person as of or after the date hereof and includes those Contracts referenced in Section 3.24.

                  "Miller Employment Agreements" means the employment agreements contemplated under Sections 9.11 and 10.8 to be entered into between Dr. Miller, Company and REMEC and Dr. Miller and REMEC substantially in the form attached as Exhibit E and Exhibit F, respectively.

                  "Miller Family" means Dr. Miller, Mrs. Miller and the Miller Trust.

                  "Miller Holdco" means 1256393 Ontario Limited, a corporation incorporated under the laws of Ontario.

                  "Miller Trust" means the Miller Family Trust, an Ontario trust formed pursuant to a trust deed dated as of March 27, 1997.

                  "Millowave" means Millowave Technologies Inc., a corporation incorporated under the laws of Ontario.

                  "Millowave Shares" means all of the issued and outstanding shares in the capital of Millowave.

                  "Mrs. Miller" means Mildred Elizabeth Layne-Miller, an individual.

                  "OHM" means OHM Technologies Inc.

                  "Permit" means any license, permit, authorization, franchise, registration, certificate of authority or approval, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "Plans" has the meaning set forth in Section 3.30.

                  "Purchase Price" has the meaning set forth in Section 2.2.

                  "Purchased Shares" means the 780 Class A common shares of Amalgamated Company to be owned by the Miller Family and Miller Holdco immediately prior to Closing, the 140 Class B Common Shares and the 80 Class C Shares of Amalgamated Company to be owned by RoyNat immediately prior to Closing and the 200 Class D common shares of Amalgamated Company to be owned by Miller Holdco immediately prior to Closing.

                  "Put Exercise Date" has the meaning set forth in Section
2.9(b).

                  "Put Purchase Price" has the meaning set forth in Section 2.9(a).

                  "Put Right" has the meaning set forth in Section 2.9(a).

                  "Put Trigger Event" has the meaning set forth in Section
2.9(d).

                  "Redemption Call Right" has the meaning set forth in Section 2.6(a).

                  "Registrable Securities" has the meaning set forth in Section 8.1.

                  "Registration Statement" has the meaning set forth in Section 8.1.

                  "REMEC" means REMEC, Inc., a corporation incorporated under the laws of California.

                  "REMEC Common Stock" means shares of the common stock of REMEC, par value $0.01 per share.

                  "REMEC Financial Statements" means the balance sheet of REMEC and its Subsidiaries as of August 1, 1997 (unaudited), the statement of income of REMEC and its Subsidiaries for the period ended August 1, 1997 (unaudited), and the audited balance sheet of REMEC and its Subsidiaries dated as of January 31, 1997 together with audited statements of operations, shareholders' equity and changes in cash flow during the year ended January 31, 1997.

                  "Retraction Call Purchase Price" has the meaning set forth in
Section 2.6(a).

                  "Retraction Call Right" has the meaning set forth in Section 2.6(a).

                  "Retraction Date" has the meaning set forth in Section 6.1 of the Dividend Access Share Provisions annexed as Exhibit A.

                  "RoyNat" means RoyNat Inc., a corporation incorporated under the laws of Canada.

                  "SEC" means the United States Securities and Exchange Commission or any successor entity.

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Sellers" means the Miller Family, Miller Holdco and RoyNat.

                  "Subsidiary" means, with respect to any entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is owned, directly or indirectly, by such entity.

                  "Support Agreement" means the support agreement contemplated under Section 10.7 to be entered into between Buyer and REMEC substantially in the form of Exhibit C.

                  "Tax" means any foreign, federal, state, provincial, county or local income, capital sales and use, goods and services, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Company, Amalgamated Company or any Subsidiary.

                  1.2     RULES OF CONSTRUCTION.

                  For all purposes of this Agreement, the following rules of construction shall apply, except as otherwise expressly provided:

                          (a) the terms defined in Section 1.1 have the meanings
assigned to them in that section and include the plural as well as the singular;

                          (b) all accounting terms not otherwise defined herein
have the meanings assigned under GAAP (Canada) (or, if applicable to REMEC, under GAAP (United States));

                          (c) all references in this Agreement to designated
"Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

                          (d) pronouns of either gender or neuter shall include,
as appropriate, the other pronoun forms;

                          (e) the words "herein," "hereof" and "hereunder" and
other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                          (f) the words "includes" and "including" are not
limiting; and

                          (g) the word "knowledge," when used with reference to
RoyNat, shall mean the current actual knowledge of the officers and directors of RoyNat who have served as officers or directors of Company and any written information within RoyNat's or such officers' and directors' possession, but shall not mean any constructive knowledge of RoyNat or its officers or directors and shall not create any inference that RoyNat or its officers and directors have undertaken an independent inquiry, review or investigation of any matter to which RoyNat's knowledge is referenced in this Agreement, and the word "know" shall have a corresponding meaning.


                                   ARTICLE II
                      PURCHASE AND SALE OF SHARES; CLOSING


                  2.1     SALE OF SHARES BY SELLERS.

                  Subject to the terms and conditions of this Agreement, each Seller agrees to sell, assign and transfer the Purchased Shares owned by it at Closing and deliver the certificates evidencing the Purchased Shares to Buyer at Closing. Each Seller shall deliver to Buyer at Closing all certificates evidencing the Purchased Shares held by it properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer and otherwise in a form acceptable for transfer on the books of Amalgamated Company. Sellers shall be responsible for the payment of any Taxes payable with respect to the transfer of the Purchased Shares to Buyer, except for Taxes, if any, payable by Amalgamated Company solely on account of the change of control of Amalgamated Company occurring as a result of the acquisition of the Purchased Shares or the transactions described in Section 7.4. The previous sentence shall not in any way affect or reduce the representations and warranties made by Dr. Miller and Miller Holdco contained in Section 3.11 nor shall it in any way affect the representations and warranties made by RoyNat contained in
Section 4.9.

                  2.2     PURCHASE OF SHARES BY BUYER.

                  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers the number of Purchased Shares set forth opposite each Seller's name below, for the aggregate consideration ("Purchase Price") of US $4,000,000 and the number of Dividend Access Shares determined in accordance with the formula set forth below, payable to each Seller as indicated below:


                           Number of Shares                        Consideration
  Seller                     to be Sold                            to be Received
  ------                     ----------                            --------------
Dr. Miller              624 Class A common                    US $440,000 and 72,000
                        shares                                Dividend Access Shares


Mrs. Miller             78 Class A common                     US $440,000
                        shares

Miller Trust            78 Class A common                     US $440,000
                        shares

Miller Holdco           200 Class D shares                    US $1,240,000 and the number
                                                              of Dividend Access Shares
                                                              determined in accordance with
                                                              the formula set forth below

RoyNat                  140 Class B common                    US $1,440,000
                        shares and 80 Class C
                        common shares


The number of Dividend Access Shares issuable to Miller Holdco as part of the Purchase Price shall be equal to 115,500 minus the quotient of US $125,000 divided by the five-day weighted average of the closing sales price of REMEC Common Stock reported on the Nasdaq National Market for the period ending the day immediately preceding the Closing Date rounded to the nearest whole number [115,500 -- (US $125,000/five-day weighted average closing sales price on REMEC Common Stock)]. The Purchase Price is payable at Closing. The cash portion of the Purchase Price is payable to the Miller Family, Miller Holdco and RoyNat in United States dollars by wire transfer, bank draft, or certified cheque in immediately available funds. The non-cash portion of the Purchase Price is payable by delivery to Dr. Miller and Miller Holdco of certificates evidencing the number of Dividend Access Shares set forth above or determined in accordance with the formula described above, registered in the names of Dr. Miller and Miller Holdco as so determined.

                  2.3     CAPITALIZATION OF BUYER.

                  The Articles of Incorporation of Buyer shall provide for authorized capital consisting of (i) one million common shares (all of the issued and outstanding shares of which shall initially be held by REMEC) and
(ii) on or prior to Closing, one million Dividend Access Shares having the rights, privileges, restrictions and conditions set forth in Exhibit A.

                  2.4     REMEC LIQUIDATION CALL RIGHTS.

                  (a) REMEC shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Buyer pursuant to Article V of the Dividend Access Share Provisions, to purchase from all but not less than all of the holders of the Dividend Access Shares all but not less than all of the Dividend Access Shares held by each such holder on payment by REMEC of an amount per Dividend Access Share equal to (a) the "Current Market Price" (as such term is defined in Section 1.1 of the Dividend Access Shares Provisions) of a share of REMEC Common Stock on the last Business Day prior to the "Liquidation Date" (as defined in Section 5.1 of the Dividend Access Share Provisions), which shall be satisfied in full by causing to be delivered to such holder one share of REMEC Common Stock, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Dividend Access Share and an amount equal to the amount of all dividends declared on REMEC Common Stock in respect of which dividends in an identical amount have not been declared and paid on each such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions, plus (c) US $0.01 (collectively, the "Liquidation Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by REMEC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder to REMEC on the Liquidation Date on payment by REMEC to the holder of the Liquidation Call Purchase Price for each such Dividend Access Share.

                  (b) To exercise the Liquidation Call Right, REMEC must notify Buyer and the holders of Dividend Access Shares of REMEC's intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of Buyer and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of Buyer (in either case, the "Liquidation Notification Date"). Buyer or an agent authorized by Buyer shall notify the holders of Dividend Access Shares as to whether or not REMEC has exercised the Liquidation Call Right forthwith after the Liquidation Notification Date. If REMEC exercises the Liquidation Call Right on or before the Liquidation Notification Date and notice is so given, on the Liquidation Date, REMEC will purchase, and the holders will sell, all of the Dividend Access Shares then outstanding for a price per Dividend Access Share equal to the Liquidation Call Purchase Price.

                  (c) Subject to Section 2.9, for the purposes of completing the purchase of the Dividend Access Shares pursuant to the Liquidation Call Right, REMEC shall deposit with Buyer or an agent authorized by Buyer, prior to the Liquidation Date, certificates representing the aggregate number of shares of REMEC Common Stock deliverable by REMEC in payment of the Liquidation Call Purchase Price which shall be duly issued as fully paid and non-assessable shares of REMEC Common Stock and a cheque or cheques in the amount of the remaining portion of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with Buyer or an agent authorized by Buyer, on and after the Liquidation Date, the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by REMEC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of REMEC Common Stock delivered to it. Upon surrender to Buyer or an agent authorized by Buyer of a certificate or certificates representing Dividend Access Shares properly endorsed by the holder for transfer to REMEC and delivery of such additional documents and instruments as Buyer or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Buyer or the authorized agent on behalf of REMEC shall deliver to such holder, certificates representing the shares of REMEC Common Stock to which the holder is entitled and a cheque or cheques of REMEC payable in US dollars at any branch of the bankers of REMEC or of Buyer in Canada in payment of the remaining portion of the total Liquidation Call Purchase Price. If REMEC does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Dividend Access Shares will be entitled to receive in exchange therefore the liquidation price otherwise payment by Buyer in connection with the liquidation, dissolution or winding-up of Buyer pursuant to
Article V of the Dividend Access Share Provisions.

                  2.5     REMEC REDEMPTION CALL RIGHT.

                  (a) REMEC shall have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of Dividend Access Shares by Buyer pursuant to Article VII of the Dividend Access Share Provisions, to purchase from all but not less than all of the holders of Dividend Access Shares to be redeemed on the "Automatic Redemption Date" (as such term is defined in Section 1.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed on payment by REMEC to the holder of an amount per such Dividend Access Share equal to (a) the Current Market Price of a share of REMEC Common Stock on the last Business Day prior to the Automatic Redemption Date which shall be satisfied in full by causing to be delivered to such holder one share of REMEC Common Stock, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Dividend Access Share and an amount equal to the amount of all dividends declared on REMEC Common Stock in respect of which dividends in an identical amount have not been declared and paid on each such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions, plus (c) US $0.01 (collectively, the "Redemption Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Automatic Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by REMEC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to REMEC on the Automatic Redemption Date on payment by REMEC to the holder of the Redemption Call Purchase Price for each such Dividend Access Share.

                  (b) To exercise the Redemption Call Right, REMEC must notify Buyer and the holders of Dividend Access Shares of REMEC's intention to exercise such right at least 20 days before the Automatic Redemption Date (the "Redemption Notification Date"). Buyer or an agent authorized by Buyer shall notify the holders of the Dividend Access Shares as to whether or not REMEC has exercised the Redemption Call Right forthwith after the Redemption Notification Date. If REMEC exercises the Redemption Call Right on or before the Redemption Notification Date and notice is so given, on the Automatic Redemption Date REMEC will purchase, and the holders will sell, all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Redemption Call Purchase Price.

                  (c) Subject to Section 2.9, for the purposes of completing the purchase of Dividend Access Shares pursuant to the Redemption Call Right, REMEC shall deposit with Buyer or an agent authorized by Buyer prior to the Automatic Redemption Date, certificates representing the aggregate number of shares of REMEC Common Stock deliverable by REMEC in payment of the Redemption Call Purchase Price which shall be duly issued as fully paid and non-assessable shares of REMEC Common Stock and a cheque or cheques in the amount of the remaining portion of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with Buyer or an authorized agent, on and after the Automatic Redemption Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Redemption Call Purchase Price payable by REMEC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by REMEC from such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of REMEC Common Stock delivered to such holder. Upon surrender to Buyer or an authorized agent of a certificate or certificates representing Dividend Access Shares properly endorsed by the holder for transfer to REMEC and delivery of such additional documents and instruments as Buyer or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Buyer or the authorized agent on behalf of REMEC shall deliver to such holder, certificates representing the shares of REMEC Common Stock to which the holder is entitled and a cheque or cheques of REMEC payable in US dollars at any branch of the bankers of REMEC or of Buyer in Canada in payment of the remaining portion of the total Redemption Call Purchase Price. If REMEC does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the redemption prices otherwise payable by Buyer in connection with the redemption of Dividend Access Shares pursuant to Article VII of the Dividend Access Share Provisions.

                  2.6     REMEC RETRACTION CALL RIGHT.

                  (a) REMEC shall have the overriding right (the "Retraction Call Right"), notwithstanding the proposed retraction of Dividend Access Shares by a Seller pursuant to Article VI of the Dividend Access Share Provisions, to purchase from the holder having exercised the right to cause Buyer to redeem on the "Retraction Date" (as such term is defined in Section 6.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed on payment by REMEC to the holder of an amount per such Dividend Access Share equal to (a) the Current Market Price of a share of REMEC Common Stock on the last Business Day prior to the Retraction Date which shall be satisfied in full by causing to be delivered to such holder one share of REMEC Common Stock, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Dividend Access Share and an amount equal to the amount of all dividends declared on REMEC Common Stock in respect of which dividends in an identical amount have not been declared and paid on each such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions, plus (c) US $0.01 (collectively the "Retraction Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Retraction Call Right by REMEC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to REMEC on the Retraction Date on payment by REMEC to the holder of the Retraction Call Purchase Price for each such Dividend Access Share.

                  (b) Upon receipt by Buyer of a "Retraction Request" (as such term is defined in Section 6.1 of the Dividend Access Share Provisions), Buyer shall immediately notify REMEC thereof. To exercise the Retraction Call Right, REMEC must notify Buyer and the relevant holders of Dividend Access Shares of REMEC's intention to exercise such right within ten Business Days of the receipt by Buyer of a Retraction Request (the "Retraction Notification Date"). Buyer or an agent authorized by Buyer shall notify the holders of the Dividend Access Shares as to whether or not REMEC has exercised the Retraction Call Right forthwith after the Retraction Notification Date. If REMEC exercises the Retraction Call Right on or before the Retraction Notification Date and notice is so given, on the Retraction Date, REMEC will purchase and the holders will sell all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Retraction Call Purchase Price.

                  (c) Subject to Section 2.9, for the purposes of completing the purchase of Dividend Access Shares pursuant to the Retraction Call Right, REMEC shall deposit with Buyer or an agent authorized by Buyer prior to the Retraction Date, certificates representing the aggregate number of shares of REMEC Common Stock deliverable by REMEC in payment of the Retraction Call Purchase Price which shall be duly issued as fully paid and non-assessable shares of REMEC Common Stock and a cheque or cheques in the amount of the remaining portion of the total Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been so deposited with Buyer or an agent authorized by Buyer, on and after the Retraction Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Retraction Call Purchase Price payable by REMEC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by REMEC from such holder and the holder shall on and after the Retraction Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of REMEC Common Stock delivered to such holder. Upon surrender to Buyer or an agent authorized by Buyer of a certificate or certificates representing Dividend Access Shares properly endorsed by the holder for transfer to REMEC and delivery of such additional documents and instruments as Buyer or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Buyer or the authorized agent on behalf of REMEC shall deliver to such holder, certificates representing the shares of REMEC Common Stock to which the holder is entitled and a cheque or cheques of REMEC payable in US dollars at any branch of the bankers of REMEC or of Buyer in Canada in payment of the remaining portion of the total Retraction Call Purchase Price. If REMEC does not exercise the Retraction Call Right in the manner described above, on the Retraction Date, the holders of the Dividend Access Share will be entitled to receive in exchange therefor the retraction price otherwise payable by Buyer in connection with the retraction of Dividend Access Shares pursuant to Article VI of the Dividend Access Share Provisions.

                  2.7     WITHHOLDING RIGHTS.

                  (a) REMEC and Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Dividend Access Shares, including any dividend payments in respect of the Dividend Access Shares, such amount as REMEC or Buyer is required to deduct and withhold with respect to such payment under the Code, the Act or any provision of state, federal, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of Dividend Access Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder REMEC and Buyer, upon at least ten days prior written notice to such holder, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the holder as is necessary to provide sufficient funds to REMEC or Buyer, as the case may be, in order to enable it to comply with such deduction or withholding requirement and REMEC or Buyer, as the case may be, shall give an accounting to the holder with respect thereof and any balance of such proceeds of sale.

                  2.8     PUT RIGHT.

                  (a) Dr. Miller shall have the right and, subject to obtaining any necessary regulatory relief, each holder of Dividend Access Shares shall have the right (the "Put Right"), at any time and from time to time, to require REMEC to purchase a minimum of 10,000 Dividend Access Shares held by each such holder on payment by REMEC of an amount per Dividend Access Share equal to (a) the Current Market Price of a share of REMEC Common Stock on the last Business Day prior to the Put Closing Date, which shall be satisfied in full by causing to be delivered to such holder one share of REMEC Common Stock, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Dividend Access Share and an amount equal to the amount of all dividends declared on REMEC Common Stock in respect of which dividends in an identical amount have not been declared and paid on each such Dividend Access Share in accordance with the Dividend Access Share Provisions, plus (c) US $0.01 (collectively the "Put Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the last Business Day prior to the Put Closing Date, the Put Purchase Price shall not include such additional amount equivalent to such dividends. REMEC will use its reasonable best efforts to obtain all regulatory relief necessary to issue the Put Right to each holder of the Dividend Access Shares within 90 days of Closing.

                  (b) To exercise the Put Right, a holder of Dividend Access Shares must notify REMEC of such holder's intention to exercise such right (the date of such notification is referred to in this Agreement as the "Put Exercise Date"). If a holder exercises the Put Right, REMEC will purchase, and such holder will sell, all of the Dividend Access Shares set forth in the holder's Put Right notification and then held by such holder for a price per Dividend Access Share equal to the Put Purchase Price. The closing of the transaction resulting from the exercise of a Put Right shall occur on the tenth Business Day following the Put Exercise Date (the "Put Closing Date").

                  (c) Subject to Section 2.9, for the purposes of completing the purchase of the Dividend Access Shares pursuant to the Put Right, REMEC shall deposit with Buyer or an agent authorized by Buyer, prior to the Put Closing Date, certificates representing the aggregate number of shares of REMEC Common Stock deliverable by REMEC in payment of the Put Purchase Price which shall be duly issued as fully paid and non-assessable shares of REMEC Common Stock and a cheque or cheques in the amount of the remaining portion of the total Put Purchase Price. Provided that the total Put Purchase Price has been so deposited with Buyer or an authorized agent, on and after the Put Closing Date the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Put Purchase Price payable by REMEC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Put Closing Date by considered and deemed for all purposes to be the holder of the shares of REMEC Common Stock delivered to it. Upon surrender to Buyer or an agent authorized by Buyer of a certificate or certificates representing Dividend Access Shares properly endorsed by the holder for transfer to REMEC and delivery of such additional documents and instruments as Buyer or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Buyer or the authorized agent on behalf of REMEC shall deliver to such holder, certificates representing the shares of REMEC Common Stock to which the holder is entitled and a cheque or cheques of REMEC payable in US dollars at any branch of the bankers of REMEC or of Buyer in Canada in payment of the remaining portion of the total Put Purchase Price.

                  2.9     CASH OPTION; SECURITIES LAW COMPLIANCE.

                  (a) Notwithstanding any provision to the contrary in Sections 2.4, 2.5, 2.6 and 2.8, in the event that, on the Liquidation Date, the Automatic Redemption Date, any Retraction Date or any Put Exercise Date, a holder of Dividend Access Shares resident in Ontario would be entitled to receive, pursuant to either of Sections 2.4, 2.5, 2.6 or 2.8, REMEC Common Stock having an aggregate acquisition cost determined by reference to the Current Market Price (the "Acquisition Cost") of less than CDN $150,000, then REMEC may, at its sole option either: (i) issue the said REMEC Common Stock within 90 days from the date upon which delivery of the REMEC Common Stock to such holder is otherwise due (the "Delivery Date"); or (ii) not deliver REMEC Common Stock to such holder on the Delivery Date, but, in lieu thereof, pay to the holder on a date which is not later than 90 days after the Delivery Date an amount equal to the Acquisition Cost, whereupon the obligation to issue and transfer REMEC Common Stock to such holder shall be deemed to have been fulfilled.

                  (b) Notwithstanding any provision to the contrary in Sections 2.4, 2.5, 2.6 and 2.8, in the event that, on the Liquidation Date, the Automatic Redemption Date, any Retraction Date or any Put Exercise Date, any holder of Dividend Access Shares is not resident in Ontario or the United States of America, such holder shall not be entitled to receive any payment from REMEC pursuant to Sections 2.4, 2.5, 2.6 and 2.8, as the case may be, unless and until such holder provides (at its own expense) an opinion of counsel acceptable to REMEC and qualified to practice law in the jurisdiction where the holder is resident to the effect that the issuance and transfer of REMEC Common Stock to such holder will not require the preparation by REMEC of a prospectus, registration statement or similar document, will not expose REMEC to ongoing compliance obligations similar to those imposed on a "reporting issuer" under the Securities Act (Ontario) and any fee relating to such transaction in excess of that which would have been paid had the holder been resident in Ontario has been paid (for which purpose, such counsel shall be entitled to rely on a certificate of the holder as to the details of such payment). If requested by such holder, REMEC shall (at such holder's expense) use its reasonable best efforts to obtain any necessary regulatory relief in order that the opinion referred to above may be provided.

                  2.10    SUPPORT AGREEMENT.

                  REMEC agrees to enter into a support agreement on Closing with Buyer in the form annexed hereto as Exhibit C.

                  2.11    EXECUTION OF COUNTERPART.

                  No Person shall become a holder of Dividend Access Shares without first having executed a counterpart of this Agreement substantially in the form of Exhibit D annexed hereto for the purposes of being bound by Sections 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9 of this Agreement.

                  2.12    SECTION 85 ELECTIONS.

                  Buyer, Dr. Miller and Miller Holdco agree to jointly elect in prescribed form and within the prescribed time elections under subsection 85(1) of the Act and relevant provisions of any applicable provincial legislation at the respective amounts selected by Dr. Miller and Miller Holdco to be the proceeds of disposition and the cost of the Purchased Shares sold hereunder.

                  2.13    THE CLOSING.

                  The Closing shall take place at the offices of Stikeman, Elliott, Commerce Court West, Suite 5300, Toronto, at 10:00 a.m. local time, on October 15, 1997, or on such later date as Sellers and Buyer may agree.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                          DR. MILLER AND MILLER HOLDCO


                  Dr. Miller and Miller Holdco each represent and warrant, jointly and severally, to Buyer and REMEC as follows:

                  3.1     ORGANIZATION AND AUTHORITY.

                  Company: (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Canada; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform its obligations pursuant to this Agreement and all agreements to which Company is or will be a party that are Exhibits to this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. Company does not have any Subsidiaries and does not directly or indirectly own any Equity Securities in any Person. Company has delivered to REMEC or its representatives complete and correct copies of its constating documents, as amended, as in effect on the date of this Agreement, certified as true, complete and correct copies by Company's President. Such constating documents are in full force and effect. Company is not in violation of any provisions of its constating documents.

                  On the Amalgamation Date, the Amalgamated Company: (i) will be a corporation duly amalgamated, validly existing and in good standing under the laws of Nova Scotia; (ii) will have all necessary corporate power to own and lease its properties, to carry on the business of the Company as conducted immediately prior to the Amalgamation Date and will be able to enter into and perform its obligations pursuant to this Agreement and all agreements to which Company or Amalgamated Company is or will be a party that are Exhibits to this Agreement; and (iii) will be qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. Amalgamated Company will not have any Subsidiaries and will not directly or indirectly own any Equity Securities in any Person. Amalgamated Company will deliver to REMEC, or its representatives, complete and correct copies of its constating documents, as amended, as in effect on the Amalgamation Date, certified as true, complete and correct copies by Amalgamated Company's President. Such constating documents shall, on the Amalgamation Date, be in full force and effect. The Amalgamated Company shall not, on the Amalgamation Date, be in violation of any provisions of its constating documents.

                  3.2     CAPITALIZATION OF COMPANY AND AMALGAMATED COMPANY.

                  (a) As of the date of this Agreement, the authorized capital of Company consists of an unlimited number of Class A common shares and an unlimited number of Class B common shares of which only 86 Class A common shares and 14 Class B common shares are issued and outstanding. Immediately preceding the Closing and on the Amalgamation Date, the authorized capital of Amalgamated Company will consist of one million Class A common shares, 780 shares of which will be issued and outstanding at such time, one million Class B common shares, 140 shares of which will be issued and outstanding at such time, one million Class C common shares, 80 shares of which will be issued and outstanding at such time and one million Class D common shares, 200 shares of which will be issued and outstanding at such time. All issued and outstanding shares in the capital of Company have been duly authorized and validly issued, and are fully paid and nonassessable, and have been issued in compliance with all applicable securities laws. All of the issued and outstanding shares in the capital of Amalgamated Company will, immediately prior to Closing, be duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable securities laws. Except as set forth on Schedule 3.2 and as contemplated under Section 7.3 or otherwise under this Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Company is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

                  (b) Except as set forth on Schedule 3.2, Company does not have in effect any stock options, stock appreciation rights or other similar plan granting the right to acquire any Equity Security of Company to any Person. None of the plans set forth on Schedule 3.2 will survive the transactions contemplated by this Agreement.

                  (c) Except as set forth on Schedule 3.2, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares in the capital of Company which apply to or survive the transactions contemplated by this Agreement.

                  (d) Except as set forth on Schedule 3.2, none of Company, Miller Family or Miller Holdco is a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Company. None of such agreements or understandings set forth on Schedule 3.2 will survive the transactions contemplated by this Agreement.

                  3.3     AUTHORIZATION.

                  The execution and delivery of this Agreement and all agreements to which Miller Holdco is or will be a party that are Exhibits to this Agreement and the performance hereunder and thereunder by Miller Holdco have been duly authorized by all necessary corporate action on the part of Miller Holdco. No trust action is required on the part of the Miller Trust in order to duly execute, deliver and perform its obligations under this Agreement and all agreements to which Miller Trust is or will be a party that are Exhibits to this Agreement. Dr. Miller and Mrs. Miller have the legal capacity and authority to enter into and perform this Agreement and all other agreements to which he or she is or will be a party that are Exhibits to this Agreement. This Agreement and all other agreements to which the Miller Family or Miller Holdco is or will be a party will constitute legal, valid and binding obligations of the Miller Family and Miller Holdco, enforceable against the Miller Family or Miller Holdco in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  3.4     TITLE TO SHARES.

                  Dr. Miller, Mrs. Miller and the Miller Trust own, beneficially and of record, 624, 78 and 78 Class A shares of Millowave, respectively, free and clear of all Encumbrances. Miller Holdco owns, beneficially and of record, 200 Class B shares of Millowave free and clear of all Encumbrances. Such Class A common shares and Class B common shares constitute all of the issued and outstanding shares in the capital of Millowave. Immediately preceding the Closing and on the Amalgamation Date (i) Dr. Miller, Mrs. Miller and the Miller Trust will own, beneficially and of record, 624, 78 and 78 Class A common shares of Amalgamated Company, respectively, (ii) Miller Holdco will own, beneficially and of record, 200 Class D common shares of Amalgamated Company free and clear of all Encumbrances. Upon consummation of the transactions contemplated under this Agreement, the Miller Family and Miller Holdco will transfer to Buyer the Purchased Shares owned by them free and clear of all Encumbrances.

                  3.5     NO VIOLATION OF OTHER INSTRUMENTS.

                  Except as set forth on Schedule 3.5, neither the execution of this Agreement or any other agreement to which the Miller Family or Miller Holdco is or will be a party that is an Exhibit to this Agreement nor the performance of any of them by them will: (i) conflict with or result in any breach or violation of the terms of any Law applicable to the Miller Family, Miller Holdco or Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any Encumbrance upon any of the assets or properties of Company pursuant to, any material indenture, mortgage, lease, agreement or other instrument to which Company is a party or by which it or any of its assets or properties are bound;
(iii) permit the acceleration of the maturity of any indebtedness of Company or of any other person secured by the assets or properties of Company; or (iv) violate or conflict with any provision of Company's or Miller Holdco's constating documents or the Miller Trust.

                  3.6     CONSENTS.

                  No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by Company, the Miller Family or Miller Holdco in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Miller Family or Miller Holdco is or will be a party that is an Exhibit to this Agreement, or the consummation of the transactions contemplated by this Agreement and such other agreements, except for such consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 3.6.

                  3.7     COMPLIANCE WITH LAW.

                  Company holds all Permits necessary for the lawful conduct of Company's business as currently conducted pursuant to all applicable Laws, and the Miller Family and Miller Holdco know of no violation thereof, other than any such violation that would not have a material adverse effect on Company's business or financial results. Company is not in violation of any Law (including applicable Environmental Laws, equal employment and civil rights regulations, wages, hours and the payment of employment Taxes and occupational health and safety legislation), which violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of Company. Schedule 3.7 contains a true and complete list of all Permits necessary for the lawful conduct of Company's business wherever conducted pursuant to all applicable Laws.

                  3.8     INVESTMENTS IN OTHERS.

                  Except as set forth on Schedule 3.8, Company does not have any investment in or advance or loan to or guarantee of, or any commitment to make any investment in, advance or loan to or guarantee of, any Person.

                  3.9     FINANCIAL STATEMENTS.

                  The Company Financials (i) have been and will be prepared in accordance with the books and records of Company; (ii) fairly present and will present the financial position results of operations, owners equity and cash flow of Company as of the dates and for the periods indicated therein; and (iii) have been and will be prepared in accordance with GAAP (Canada) consistently applied.

                  3.10    ABSENCE OF UNDISCLOSED LIABILITIES.

                  As of June 30, 1997, Company had no indebtedness or liability (absolute, contingent, asserted, unasserted, known or unknown) which is not shown or provided for in full on the 1997 Balance Sheet. Except as set forth or provided for in the 1997 Balance Sheet, Company does not have outstanding on the date of this Agreement, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute, contingent, asserted, unasserted, known or unknown) other than those incurred since June 30, 1997 in the ordinary course of business consistent with past practice.

                  3.11    TAX RETURNS AND PAYMENTS.

                  (a) All Tax returns, reports and forms required to be filed by, or with respect to any activities or income of, Company have been or will be timely filed, all such returns are true and correct in all material respects, and all Taxes and other governmental charges of any nature whatsoever which were shown to be due or claimed to be due on such returns, reports and forms or which otherwise may be owed have been paid or adequate provision for the payment thereof has been made. Schedule 3.11 includes a complete and correct list of all such returns, reports and forms filed in connection with any year or portion thereof which ended on or after the Company's incorporation. Except as set forth on Schedule 3.11, Dr. Miller and Miller Holdco have no knowledge of any assessment of deficiency or additional Tax or other governmental charge respecting Company or its business or affairs, or any knowledge of any completed, pending or threatened assessment, Tax audit, investigation, suits or claims respecting Company or its business or affairs by any taxing or other governmental authority, and, to the knowledge of Dr. Miller and Miller Holdco, no waivers of statutes of limitations have been requested with respect to Company or any of its corporate Affiliates and no extensions of time have been requested with respect to the filing of any Tax return, election or designation. Company has no liability for Taxes arising from previously filed Tax returns, reports or forms, or any assessments or reassessments relating thereto. The amounts provided for taxes on the 1997 Balance Sheet are, and will be, sufficient for the payment of all accrued and unpaid Taxes for all periods prior to the date of such balance sheet.

                  (b) There is no pending, or, to the knowledge of Dr. Miller and Miller Holdco, threatened claim by any Governmental Entity in any jurisdiction in which Company does not pay taxes or file Tax Returns that Company is required to pay taxes or file Tax Returns in such jurisdiction.

                  (c) Company has been reviewed, determined and assessed for Canadian federal and provincial income tax for all years to and including the fiscal year of Company ended March 31, 1995 and has been assessed with respect to its original return for the year ended March 31, 1995.

                  (d) Dr. Miller and Miller Holdco are not aware of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment of Company, including, without limitation, aggressive treatment of income, expenses, credits or other amounts in filing of any Tax Return, and have not received any indication from any Governmental Entity that an assessment or reassessment of Company, regardless of its merits, is proposed.

                  (e) Company has not at any time benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares) which would have resulted in the application of Section 80 to
80.04 of the Act.

                  (f) Except as described in Schedule 3.11, Company has not made any elections or designations for purposes of the Act including, for greater certainty, in any election under Section 85 or 83 of the Act or any relevant provincial taxing statute, or for purposes of any administrative ruling or notices or administrative practices pursuant to such Act or any such statute.

                  (g) Company has duly collected and remitted all good and services taxes and provincial sales taxes in accordance with the Excise Tax Act (Canada) and all applicable Canadian provincial statutes.

                  (h) Each of Millowave, Miller Holdco and the Miller Trust is not a non-resident of Canada for purposes of the Act. Each of Dr. Miller and Mrs. Miller is a citizen and not a non-resident of Canada for purposes of the Act and is a nonresident alien of the United States for purposes of the Code. Millowave is a corporation incorporated under the laws of Ontario and its principal place of business is Toronto, Canada. Miller Holdco is a corporation incorporated under the laws of Ontario and its principal place of business is Toronto, Canada. None of Company, Millowave or Miller Holdco is engaged in United States trade or business as interpreted under the Code.

                  (i) All ITCs claimed by Company in any Tax return were claimed by Company in accordance with the Act and all applicable provincial statutes, and the Company satisfied at all times the relevant criteria and conditions entitling it to such ITCs. All refunds, if any, of ITCs received or receivable by Company in any financial year were claimed in accordance with the Act and all applicable provincial statutes, and the Company satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs.

                  (j) Since its date of incorporation, Company has been a "Canadian controlled private corporation" within the meaning of the Act.

                  3.12    ABSENCE OF CERTAIN CHANGES AND EVENTS.

                  Since the date of the 1997 Balance Sheet, there has not been, and prior to the Closing there will not be:

                  (i) except as set forth on Schedule 3.12, any transaction entered into by Company other than in the ordinary course of business consistent with past practice; any Contract entered into by Company requiring payment by any party thereto of more than US $100,000 in the aggregate or with a duration longer than one year; any capital expenditure made or incurred by the Company in an amount greater than US $100,000; any loss or damage to any of the manufacturing facilities of Company due to fire or other casualty, whether or not insured, amounting to more than US $100,000 in aggregate replacement value; any event that materially and adversely affects the ability of Company to operate its business as a whole in a manner consistent with past practice; or any change in the financial position, assets, liabilities, results of operations or business of Company which in the aggregate have been materially adverse;

                  (ii) except as set forth on Schedule 3.12, any declaration, payment or setting aside of any dividend or other distribution to or for the holder of shares in the capital of Company; or

                  (iii) any Action or governmental investigation which may have a material adverse effect on the business of Company.

                  (iv) except as set forth on Schedule 3.12, any increase or decrease in the rates of compensation payable or to become payable by Company to any director, officer, employee, agent or consultant, or any bonus, percentage compensation, service award or other benefit, granted, made or accrued to or to the credit of any such person, or any welfare, pension, severance, retirement or similar payment or arrangement made or agreed to by Company other than salary adjustments for non-officer employees in accordance with past practice;

                  (v) any amendment, modification, rescission or termination of, or waiver by Company of rights under, any Material Contract to which Company is a party;

                  (vi) except as set forth on Schedule 3.12, any discharge or satisfaction by Company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the 1997 Balance Sheet and current liabilities incurred since the date of the 1997 Balance Sheet in the ordinary course of business;

                  (vii) any incurrence of indebtedness for borrowed money by Company;

                  (viii) any sale, alienation or disposition of any of Company's assets, other than in the ordinary course of business and in a manner consistent with past practice;

                  (ix) any sale, purchase or redemption of any of the shares in the capital of Company or other Equity Securities;

                  (x) any mortgage, pledge, imposition of any security interest, claim, encumbrance or other restriction on any of the assets, tangible or intangible, of Company;

                  (xi) any merger with or into or consolidation with any other Person involving Company;

                  (xii) except as set forth in Schedule 3.12, any amendment of Company's constating documents;

                  (xiii) except as set forth in Schedule 3.12, any change in Company's authorized or outstanding share capital or its capital structure; or

                  (xiv) authorization, agreement or commitment to any of the foregoing.

                  3.13    ACCOUNTS RECEIVABLE.

                  The accounts receivable reflected on the 1997 Balance Sheet are bona fide, based on Company's reasonable judgment and its normal credit review procedures, business practices and GAAP (Canada), result from the ordinary course of business and are collectible in accordance with their terms in an amount not less than their aggregate book value. For purposes of the preceding sentence, the term "aggregate book value" shall mean the recorded amounts of such accounts receivable less any recorded allowance for doubtful accounts, trade allowances and return allowances, all as established in accordance with GAAP (Canada) consistently applied.

                  3.14    INVENTORIES.

                  The inventories reflected on the 1997 Balance Sheet are valued in accordance with GAAP (Canada) consistently applied and have been prepared in accordance with the books and records of Company.

                  3.15    BACKLOG.

                  Schedule 3.15 contains a list of all orders outstanding as of September 12, 1997 identifying for each such order the customer, product, price and expected delivery dates.

                  3.16    PRODUCT WARRANTIES.

                  The Company does not utilize standard forms of agreements containing warranties or guarantees relating to the catalog products of Company. No agreement to which Company is a party provides any warranty for a period longer than three years from the date of delivery of the applicable product.

                  3.17    CREDIT CARDS.

                  Schedule 3.17 sets forth a complete and correct list of all credit cards issued or caused to be issued by Company to any person, firm or entity or under which Company is or may be liable for charges or payments.

                  3.18    INTERESTS IN REAL PROPERTY.

                  Schedule 3.18 sets forth a complete and correct list and brief description of all real property leased by Company. Company owns no real property. All real property leases to which Company is a party are, to the best knowledge of Dr. Miller and Miller Holdco, valid and enforceable (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto) and no party thereto is in default of any material provision thereof. To the best knowledge of Dr. Miller and Miller Holdco, all improvements and fixtures on real properties leased by Company conform to all material applicable health, fire, safety, zoning and building Laws, Environmental Laws and ordinances, and all materials, buildings, structures and fixtures used by Company in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are sufficient for the type and magnitude of their respective operations.

                  3.19    PERSONAL PROPERTY.

                  Except as set forth on Schedule 3.19, Company has good and marketable title, free and clear of all Encumbrances whatsoever (except for such non-monetary imperfections of title and Encumbrances, if any, as do not materially detract from the value of or do not materially interfere with the present use of such property) to (or, in the case of leased properties and assets, valid leasehold interests in) all inventory and receivables and to any item of machinery, equipment, or tangible or intangible personal property reflected on the 1997 Balance Sheet or used in the business by Company (regardless of whether reflected on the 1997 Balance Sheet). Schedule 3.19 sets forth a list of all items of machinery, equipment and tangible personal property used in Company's business. Except as disclosed on Schedule 3.19, all the machinery, equipment and other tangible personal property of Company is in good operating condition and repair, normal wear and tear excepted, and is sufficient for the type and magnitude of Company's business and operations as currently conducted. At the Closing Date, Company will possess all of the personal property wherever located used to conduct its business as conducted prior to the Closing.

                  3.20    DIRECTORS AND OFFICERS.

                  Schedule 3.20 sets forth a complete and correct list of all present officers and directors of Company, Millowave and Miller Holdco and all present trustees of the Miller Trust.

                  3.21    CERTAIN TRANSACTIONS.

                  Except as set forth on Schedule 3.21, no Affiliate of Company is presently a party to any agreement or arrangement with Company (i) providing for the furnishing of raw materials, products or services to or by, or (ii) providing for the sale or rental of real or personal property to or from, any such entity.

                  3.22    INTELLECTUAL PROPERTY.

                  Except as set forth on Schedule 3.22, all the Intellectual Property Rights which are necessary to the conduct of Company's business are owned or are useable, without restriction, by Company. To the knowledge of Dr. Miller and Miller Holdco, the conduct of any business conducted by Company does not infringe any Intellectual Property Rights of any other person. No litigation is pending or, to the knowledge of Dr. Miller and Miller Holdco, has been threatened against Company or any officer, director, shareholder, employee or agent of Company, for the infringement of any Intellectual Property Rights of any other party or for the misuse or misappropriation of any Intellectual Property Rights owned by any other party nor does any basis exist for such litigation. To the knowledge of Dr. Miller and Miller Holdco, there has been no infringement or unauthorized use by any other party of any Intellectual Property Rights belonging to Company. Schedule 3.22 sets forth a list of all Intellectual Property Rights belonging to or used by Company.

                  3.23    LITIGATION AND OTHER PROCEEDINGS.

                  Except as set forth on Schedule 3.23, neither Company nor any of its officers or directors in such capacity is a party to any pending or, to the best knowledge of Dr. Miller and Miller Holdco, threatened Action in Canada or the United States (including the United States Defense Contract Audit Agency, the United States Inspector General or the United States General Accounting Office) or elsewhere, and Company is not subject to any Order which materially adversely affects or might so affect the business or assets of Company or which prevents or might prevent completion of the sale of the Purchased Shares.
Schedule 3.23 contains a complete list of all claims brought against Company since June 30, 1992, together with a brief statement of the nature and amount of the claim, the court and jurisdiction in which the claim was brought, the resolution (if resolved), and the availability of insurance to cover the claim.

                  3.24    CONTRACTS.

                  Schedule 3.24 lists and describes all currently effective Contracts to which Company is a party or by which Company or any of its respective properties or assets are bound which: (i) involve the payment by Company of more than US $25,000 over the remaining term of the contract; (ii) are financing documents, loan agreements or promissory notes; (iii) are otherwise material to the business of Company and are not for the purchase or sale of goods or services in the ordinary course of business; or (iv) are distributorship or other agreements relating to the marketing of products. Company and all of the other parties to such contracts, are in compliance with all provisions of all such contracts and no circumstance exists which is, or with the passage of time could become, a material default under any of such contracts.

                  3.25    INSURANCE AND BANKING FACILITIES.

                  Schedule 3.25 sets forth a complete and correct list of: (i) all contracts of insurance and indemnity of or relating to Company (except insurance related to employee benefits) in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual charge, coverage and expiration date); (ii) the names and locations of all banks in which Company has accounts; and (iii) the names of all persons authorized to draw on such accounts. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid.

                  3.26    PERSONNEL.

                  Schedule 3.26 sets forth a complete and correct list of: (i) all employment contracts, collective bargaining agreements, and all compensation plans, agreements, programs, practices, commitments or other arrangements of any type, including bonus, profit sharing, incentive compensation, pension and retirement agreements respecting or affecting any employees of Company; and (ii) all insurance, health, medical, hospitalization, dependent care, severance, fringe or other employee benefit plans, agreements, programs, practices, commitments or other arrangements of any type in effect for employees of Company. Schedule 3.26 includes a list of all employees of Company and their compensation levels. Company has been and is in compliance with the terms of, and any Laws applicable to, all such plans, agreements, practices, commitments or programs.

                  3.27    POWERS OF ATTORNEY AND SURETYSHIPS.

                  Company does not have any power of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, Company does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person.

                  3.28    MINUTES AND SHARE RECORDS.

                  The minute books and share records of Company, Millowave and Miller Holdco contain a complete and correct record of all proceedings and actions taken at all meetings of, and all resolutions of the Board of Directors and shareholders of Company, Millowave and Miller Holdco and any committees thereof, and all original issuances and subsequent transfers and repurchases of shares of its capital.

                  3.29    GOVERNMENTAL CONSENTS.

                  To the knowledge of Dr. Miller and Miller Holdco, Company has complied with all Laws of any Governmental Entity having jurisdiction over Company, its business and operations or any Governmental Entity with which Company has contracts. Except as described on Schedule 3.29, Company has not been audited by any Governmental Entity having jurisdiction over Company, its business and operations. Schedule 3.29 sets forth a complete and correct list of all consents, approvals, orders and authorizations from, and all registrations, qualifications, designations, declarations and rulings with, any Governmental Entity, required by or with respect to Company in connection with the consummation of the transactions contemplated by this Agreement or, to the extent not listed on Schedule 3.29, necessary to enable Company to conduct its business as it was conducted immediately before the Closing.

                  3.30    PENSION AND BENEFIT PLANS.

                  Schedule 3.30 sets forth a complete and correct list of all pension, retirement, profit-sharing, incentive, bonus, deferred compensation, stock option, purchase, and appreciation and group insurance plans, programs and arrangements in Canada (collectively, "Plans") of Company or in which any of its employees participate. Each such Plan intended to qualify under applicable Canadian pension and tax legislation has received the requisite registration and has been administered in compliance with applicable Canadian legislation and no fact or circumstance exists which would preclude continuing, good faith reliance on such requisite registration or would adversely affect the qualified status or registration of any such Plan. No fact or circumstance exists in connection with any such Plan which might constitute grounds for the appointment by a court or any other competent authority of a trustee to administer such Plan. Company has complied in full with the minimum funding requirements and in all material respects with the reporting, disclosure and fiduciary requirements of applicable Canadian legislation, and every Plan which is a funded plan is fully funded on both a going-concern basis and a winding-up basis in accordance with the methods and assumptions utilized in the most recent actuarial report therefor.

                  3.31    LABOR MATTERS.

                  Company is and has been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices. There is no unfair labor practice complaint against Company pending or, to the knowledge of Dr. Miller and Miller Holdco, threatened before any Governmental Entity. There is no: (i) labor strike, dispute, slowdown or stoppage actually pending, or, to the knowledge of Dr. Miller and Miller Holdco, threatened against or directly affecting Company; (ii) grievance or arbitration proceeding pending and, to the knowledge of Dr. Miller and Miller Holdco, no claims therefor exist; or (iii) agreement which is binding on Company, restricts Company from relocating or closing any of its operations. Company has not experienced any material work stoppage in the last two (2) years. Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. Company is not a party to or bound by any collective bargaining agreements.

                  3.32    HAZARDOUS MATERIALS.

                  Except as set forth on Schedule 3.32:

                  (i) Company has not caused, and is not causing or threatening to cause, any disposals or releases of any Hazardous Material on or under any properties which it (A) leases, occupies or operates or (B) previously owned, leased, occupied or operated and, to the knowledge of Dr. Miller and Miller Holdco, no such disposals or releases occurred prior to Company having taken title to, or possession or operation of, any of such properties; and no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface waters;

                  (ii) Company has neither (A) arranged for the disposal or treatment of Hazardous Material at any facility owned or operated by another person, or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by Company from which facilities or sites there has been a release or there is a release or threatened release of a Hazardous Material; any facility identified on Schedule 3.32 as an exception to clause (A) above was duly licensed in accordance with applicable Environmental Laws.

                  (iii) Dr. Miller and Miller Holdco have no actual knowledge of, or any reason to believe or suspect that, any release or threatened release of any Hazardous Material originating from a property other than those leased or operated by Company has come to be (or may come to be) located on or under properties leased, occupied or operated by Company;

                  (iv) Company has never installed, used, buried or removed any surface impoundment or underground tank or vessel on properties owned, leased, occupied or operated by Company;

                  (v) Company is and has been in compliance in all material respects for the last three years with all United States and Canadian federal, state, local or foreign Environmental Laws, and no condition exists on any of the real property owned by or used in the business of Company that would constitute a violation of any Environmental Laws or Permits or that constitutes or threatens to constitute a public or private nuisance; and

                  (vi) There has been no litigation, administrative proceedings or investigations or any other Actions, claims, demands, notices of potential responsibility or requests for information brought or, to the knowledge of Dr. Miller and Miller Holdco, threatened against Company or any settlement reached with any person or persons alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties or as otherwise relating to potential environmental liabilities.

                  3.33    BROKERS AND FINDERS.

                  Neither Company nor any Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement.

                  3.34    BUSINESS PRACTICES.

                  Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977.

                  3.35    PLACE OF BUSINESS.

                  Other than inventory in transit, Company does not hold, directly or indirectly, any of its personal or real property anywhere other than in the locations set forth on Schedule 3.35.

                  3.36    ACTIVITIES OF MILLOWAVE.

                  Millowave was incorporated on December 23, 1996 for the purpose of acting as a holding company. Millowave has carried on no business and has not engaged in any transaction prior to the date of this Agreement other than the acquisition of shares of Company. Except as contemplated under Section 7.3, Millowave will not carry on any business prior to its amalgamation with Company. Millowave will have no liabilities (absolute, contingent, asserted, unasserted, known or unknown) as of the date of such amalgamation.

                  3.37    ACCURACY OF DOCUMENTS AND INFORMATION.

                  Neither the representations or warranties made by Dr. Miller or Miller Holdco in this Agreement, nor those contained in any document, written information, financial statement, other statement, certificate, schedule or exhibit furnished or to be furnished (or caused to be furnished) by Dr. Miller, Miller Holdco or Company to Buyer or REMEC pursuant to this Agreement, taken together as a whole contain or will contain any untrue statement of a material fact, or omit or will omit a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.38 REPRESENTATIONS AND WARRANTIES APPLICABLE TO THE AMALGAMATED COMPANY.

                  All of the representations and warranties made by Dr. Miller and Miller Holdco in this Article III which relate to the Company, its business and operations shall, on the Closing Date, also be deemed to be made with respect to and apply to the Amalgamated Company mutatis mutandis.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ROYNAT


                  RoyNat represents and warrants, severally and not jointly, to Buyer and REMEC as follows:

                  4.1     ORGANIZATION AND AUTHORITY.

                  RoyNat: (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Canada; and (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform its obligations pursuant to this Agreement and all agreements to which RoyNat is or will be a party that are Exhibits to this Agreement.

                  4.2     CAPITALIZATION.

                  (a) Relying on opinions of counsel to Company, all of the Class A common shares and Class B common shares of Company owned by RoyNat have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all applicable securities laws. Relying on opinions of counsel to Company, the Class C common shares of Company to be issued to RoyNat upon the contemplated exchange of Class A common shares of Company that RoyNat currently owns, upon such exchange, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with applicable securities laws. To RoyNat's knowledge, except as contemplated under this Agreement and as set forth on Schedule 3.2, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Company is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

                  (b) Except as set forth on Schedule 3.2, to RoyNat's knowledge, Company does not have in effect any stock options, stock appreciation rights or other similar plan granting the right to acquire any Equity Security of Company to any Person. None of the plans set forth on Schedule 3.2 will survive the transactions contemplated by this Agreement.

                  (c) To RoyNat's knowledge, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares in the capital of Company which apply to or survive the transactions contemplated by this Agreement.

                  (d) Except as set forth on Schedule 3.2, to RoyNat's knowledge, neither Company nor RoyNat is a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Company. None of such agreements or understandings set forth on Schedule 3.2 will survive the transactions contemplated by this Agreement.

                  4.3     AUTHORIZATION.

                  The execution and delivery of this Agreement and all agreements to which RoyNat is or will be a party that are Exhibits to this Agreement and the performance hereunder and thereunder by RoyNat has been duly authorized by all necessary corporate action on the part of RoyNat. This Agreement and all other agreements to which RoyNat is or will be a party will constitute legal, valid and binding obligations of RoyNat, enforceable against RoyNat in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  4.4     TITLE TO SHARES.

                  RoyNat owns, beneficially and of record, 8 Class A common shares and 14 Class B common shares of Company, free and clear of all Encumbrances. RoyNat shall exchange 8 Class A common shares of Company for 8 Class C common shares of Company prior to Closing. The 8 Class C common shares of Company, when issued to RoyNat in exchange for the 8 Class A common shares of Company that RoyNat currently owns in accordance with Section 7.4, will be owned by RoyNat, beneficially and of record, free and clear of all Encumbrances. Immediately preceding the Closing and on the Amalgamation Date, RoyNat will own, beneficially and of record, 140 Class B common shares and 80 Class C common shares of Amalgamated Company free and clear of all Encumbrances. Upon consummation of the transactions contemplated under this Agreement, RoyNat will transfer to Buyer the Purchased Shares owned by it free and clear of all Encumbrances.

                  4.5     NO VIOLATION OF OTHER INSTRUMENTS.

                  Except as set forth on Schedule 3.5, to RoyNat's knowledge, neither the execution of this Agreement or any other agreement to which RoyNat is or will be a party that is an Exhibit to this Agreement nor the performance of any of them by RoyNat will: (i) conflict with or result in any breach or violation of the terms of any Law applicable to RoyNat or Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any Encumbrance upon any of the assets or properties of Company pursuant to, any material indenture, mortgage, lease, agreement or other instrument to which Company is a party or by which it or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Company or of any other Person secured by the assets or properties of Company; or (iv) violate or conflict with any provision of Company's or RoyNat's constating documents.

                  4.6     CONSENTS.

                  No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by RoyNat or, to the knowledge of RoyNat, Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which RoyNat is or will be a party that is an Exhibit to this Agreement, or the consummation of the transactions contemplated by this Agreement and such other agreements, except for such consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 3.6.

                  4.7     COMPLIANCE WITH LAW.

                  To RoyNat's knowledge, Company holds all Permits necessary for the lawful conduct of Company's business as currently conducted pursuant to all applicable Laws, and RoyNat knows of no violation thereof, other than any such violation that would not have a material adverse effect on Company's business or financial results. To RoyNat's knowledge, Company is not in violation of any Law (including applicable Environmental Laws, equal employment and civil rights regulations, wages, hours and the payment of employment Taxes and occupational health and safety legislation), which violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of Company.

                  4.8     ABSENCE OF UNDISCLOSED LIABILITIES.

                  Except for obligations and liabilities incurred in the ordinary course of business which are not material or are not required under GAAP (Canada) to be reflected on a balance sheet or set forth in the notes thereto, to RoyNat's knowledge, Company does not have any indebtedness or any other liability (absolute, contingent, asserted, unasserted, known or unknown) which is not reflected on or provided for in full on the 1997 Balance Sheet.

                  4.9     TAX RETURNS AND PAYMENTS.

                  (a) RoyNat has no knowledge of any assessment of deficiency or additional Tax or other governmental charge respecting Company or its business or affairs, or any knowledge of any completed, pending or threatened assessment, Tax audit, investigation, suits or claims respecting Company or its business or affairs by any taxing or other governmental authority, and, to the knowledge of RoyNat, no waivers of statutes of limitations have been requested with respect to Company or any of its corporate Affiliates and no extensions of time have been requested with respect to the filing of any Tax return, election or designation. To RoyNat's knowledge, Company has no liability for Taxes arising from previously filed Tax returns, reports or forms, or any assessments or reassessments relating thereto.

                  (b) To the knowledge of RoyNat, there is no pending or threatened claims by any Governmental Entity in any jurisdiction in which Company does not pay taxes or file Tax Returns that Company is required to pay taxes or file Tax Returns in such jurisdiction.

                  (c) RoyNat has no knowledge of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment of Company, including, without limitation, aggressive treatment of income, expenses, credits or other amounts in filing of any Tax Return, and have not received any indication from any Governmental Entity that an assessment or reassessment of Company, regardless of its merits, is proposed.

                  (d) RoyNat is not a non-resident of Canada for purposes of the Act. RoyNat is a corporation incorporated under the laws of Canada and its principal place of business is Toronto, Canada. RoyNat is not engaged in United States trade or business as interpreted under the Code.

                  4.10    CERTAIN TRANSACTIONS.

                  Except as set forth on Schedule 3.21, to the knowledge of RoyNat, no Affiliate of Company is presently a party to any agreement or arrangement with Company (i) providing for the furnishing of raw materials, products or services to or by, or (ii) providing for the sale or rental of real or personal property to or from, any such entity.

                  4.11    ACCURACY OF DOCUMENTS AND INFORMATION.

                  Neither the representations or warranties made by RoyNat in this Agreement, nor those contained in any document, written information, financial statement, other statement, certificate, schedule or exhibit furnished or to be furnished (or caused to be furnished) by RoyNat to Buyer or REMEC pursuant to this Agreement, taken together as a whole contain or will contain any untrue statement of a material fact, or omit or will omit a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  4.12 REPRESENTATIONS AND WARRANTIES APPLICABLE TO THE AMALGAMATED COMPANY.

                  All of the representations and warranties made by RoyNat in this Article IV which relate to the Company, its business and operations shall, on the Amalgamation Date, also be deemed to be made with respect to and apply to the Amalgamated Company mutatis mutandis.


                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF REMEC AND BUYER


                  REMEC and Buyer represent and warrant, jointly and severally, to each Seller as follows:

                  5.1     ACTIVITIES OF BUYER.

                  Buyer was incorporated on September 15, 1997 for the purpose of purchasing the Purchased Shares as contemplated in this Agreement. Buyer has carried on no business and has not engaged in any transaction prior to the date of this Agreement and, except as required for purposes of this Agreement, will not carry on any business prior to Closing. Except for the liabilities arising out of this Agreement, Buyer will have no liabilities (absolute, contingent, asserted, unasserted, known or unknown) immediately prior to the Closing other than indebtedness owing to REMEC and costs and expenses arising out of the transactions contemplated under this Agreement.

                  5.2     ORGANIZATION AND AUTHORITY.

                  Each of REMEC and Buyer (i) is a corporation and an unlimited company, respectively, duly incorporated or organized and validly existing and in good standing under the laws of the State of California and Nova Scotia, respectively; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform their respective obligations under this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition.

                  5.3     CAPITALIZATION OF REMEC.

                  (a) The authorized capital stock of REMEC is 5,000,000 shares of Preferred Stock, none of which are issued and outstanding, and 40,000,000 shares of REMEC Common Stock, of which 19,819,783 shares were issued and outstanding as of September 5, 1997. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of September 5, 1997, REMEC had outstanding options to purchase 1,701,300 shares of REMEC Common Stock pursuant to its existing plans. Except as set forth in the preceding sentence and as contemplated under this Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which REMEC is or may become obligated to issue, sell, purchase, retire or redeem any shares of its capital stock or other Equity Securities.

                  (b) Except for the options referenced in Section 5.3(a), REMEC does not have in effect any stock options, stock appreciation rights or other similar plan granting the right to acquire any Equity Security of REMEC to any Person.

                  (c) There is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to the REMEC Common Stock issuable upon exchange of the Dividend Access Shares.

                  (d) Neither REMEC nor Buyer is a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of REMEC or Buyer.

                  5.4     CAPITALIZATION OF BUYER.

                  (a) The authorized share capital of Buyer consists of one million common shares and, on or prior to Closing, one million Dividend Access Shares, of which 100 common shares are issued and outstanding. All such issued and outstanding common shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially and of record by REMEC. Except as contemplated under this Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Buyer is or may become obligated to issue, sell, purchase, retire or redeem any shares of stock or other Equity Securities.

                  (b) Buyer does not have in effect any stock options, stock appreciation rights or other similar plan granting the right to acquire any Equity Security of Buyer to any Person.

                  (c) There is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares in the capital of Buyer other than those contemplated by this Agreement.

                  5.5     AUTHORIZATION.

                  The execution and delivery of this Agreement and all other agreements to which REMEC or Buyer is a party or will be a party that are Exhibits to this Agreement and the performance hereunder and thereunder by REMEC or Buyer have been duly authorized by all necessary corporate action on the part of REMEC and Buyer. This Agreement constitutes, and the other agreements to which REMEC or Buyer is a party that are Exhibits to this Agreement will, once executed by REMEC and Buyer, constitute a legal, valid and binding obligation of REMEC or Buyer, enforceable against REMEC or Buyer in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' right and to general principles of equity.

                  5.6     NO VIOLATION OF OTHER INSTRUMENTS.

                  Except as set forth on the disclosure letter of REMEC, neither the execution of this Agreement or any other agreement to which REMEC or Buyer are or will be a party that is an Exhibit to this Agreement nor the performance of any of them by REMEC or Buyer will: (i) conflict with or result in any breach or violation of the terms of any Law applicable to REMEC or Buyer; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any Encumbrance upon any of the assets or properties of REMEC or Buyer pursuant to, any material indenture, mortgage, lease, agreement or other instrument to which REMEC or Buyer is a party or by which it or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of REMEC or Buyer or of any other person secured by the assets or properties of REMEC or Buyer; or (iv) violate or conflict with any provision of REMEC's or Buyer's constating documents.

                  5.7     CONSENTS.

                  No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by REMEC or Buyer in order to permit the execution, delivery or performance of this Agreement or any other agreement to which REMEC or Buyer is a party or will be a party that is an Exhibit to this Agreement, or the consummation of the transactions contemplated by this Agreement and such other agreements, except for such consents, approvals, orders, authorizations, registrations, declarations, filings listed in the disclosure letter of REMEC.

                  5.8     FINANCIAL STATEMENTS.

                  REMEC has delivered the following consolidated financial statements of REMEC to Dr. Miller:

                  (i) Balance Sheet of REMEC as of August 1, 1997, (unaudited);

                  (ii) Statement of Income of REMEC for the period ended August 1, 1997 (unaudited); and

                  (iii) Audited Balance Sheet of REMEC dated as of January 31, 1997 together with audited Statements of Operations, Shareholders' Equity and Changes in Cash Flow for the year ended January 31, 1997.

Each REMEC Financial Statement (together with the notes thereto) is in accordance with the books and records of REMEC, fairly presents the financial position of REMEC and the results of operations of REMEC for the period indicated, has been prepared in accordance with generally accepted accounting principles in the United States consistently applied (except that the unaudited income statement does not contain all the notes required under such generally accepted accounting principles) and complies as to form with applicable accounting requirements of the SEC.

                  5.9         ABSENCE OF UNDISCLOSED LIABILITIES.

                  As of August 1, 1997, REMEC had no indebtedness or liability (absolute or contingent, asserted, unasserted, known or unknown) which is not shown or provided for in full on the Balance Sheet dated August 1, 1997 included in the REMEC Financial Statements. Except as set forth or provided for in the Balance Sheet dated August 1, 1997 included in the REMEC Financial Statements, REMEC and its Subsidiaries do not have outstanding on the date of this Agreement, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute, contingent, asserted, unasserted, known or unknown) other than those incurred since August 1, 1997 in the ordinary course of business consistent with past practice other than any obligations or liabilities arising out of the transaction with Q-Bit Corporation described in REMEC's disclosure letter.

                  5.10        ISSUANCE OF SHARES.

                  The Dividend Access Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The shares of REMEC Common Stock which are required to be issued to Miller Holdco and Dr. Miller or their assignees pursuant to and in accordance with this Agreement, the Dividend Access Share Provisions and the Support Agreement, when issued in accordance therewith, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances.

                  5.11        LITIGATION.

                  Except as disclosed in REMEC's disclosure letter or in REMEC's filings with the SEC, there is no pending or, to the best of REMEC's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation to which REMEC is a party or by which any material portion of its assets taken as a whole may be bound, and which, if adversely determined, would have a material adverse effect on REMEC. There are no outstanding orders of any court or Governmental Entity against REMEC.

                  5.12        BROKERS AND FINDERS.

                  Neither Buyer nor REMEC has retained any broker or finder in connection with the transactions contemplated by this Agreement.

                  5.13        BUSINESS PRACTICES.

                  Neither REMEC nor any of its Subsidiaries has made, offered or agreed to offer anything of value to any government official, political party or candidate for government office, and neither REMEC nor any of its Subsidiaries has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977.

                  5.14        FORM S-3 ELIGIBILITY.

                  REMEC meets the registrant requirements set forth under General Instruction IA (Eligibility Requirements for Use of Form S-3) of Form S-3 under the Securities Act.

                  5.15        FULL DISCLOSURE.

                  All reports, schedules and statements (including all exhibits and schedules thereto and all documents incorporated by reference therein) required to be filed by REMEC within the year prior to the date of this Agreement under the Exchange Act, copies of which have been furnished to Dr. Miller, have been duly filed, were in substantial compliance with the requirements of their respective forms, and were complete and correct in all material respects as of the dates at which the information was furnished. As of the date of filing, no such report contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since August 1, 1997, except as contemplated by this Agreement, REMEC has conducted its business in the ordinary course and there has not been any material adverse change in the business, financial condition or results or operations or cash flows of REMEC.

                                   ARTICLE VI
                           COVENANTS PRIOR TO CLOSING


                  6.1         ACCESS.

                  Throughout the period between the date of this Agreement and the Closing, Dr. Miller and Miller Holdco shall cause Company to give REMEC, and REMEC shall provide to Dr. Miller and Miller Holdco, and each of their respective authorized officers, employees, attorneys, and independent public accountants and other representatives reasonable access to information and documents relating to this Agreement and the transactions contemplated by this Agreement, and each such party shall provide the other party with such financial, technical and operating data and other information pertaining to the business of Company or REMEC, as applicable, as may be reasonably requested. RoyNat consents to the granting of access by Dr. Miller and Miller Holdco as provided in this Section 6.1. No investigation by any party or its representatives made before or after the date of this Agreement shall affect the representations or warranties contained in this Agreement.

                  6.2         CONDUCT OF BUSINESS PRIOR TO CLOSING.

                  (a) Except as set forth on Schedule 6.2, Dr. Miller and Miller Holdco agree that, from the date of this Agreement up to the Closing Date, except as otherwise permitted, required or contemplated by this Agreement or expressly permitted by REMEC in writing, Dr. Miller and Miller Holdco shall cause the business of Company to be conducted in the ordinary course consistent with prior practices and in a prudent, businesslike fashion. Without limiting in any way the generality of the foregoing and except as so permitted, required or contemplated, Dr. Miller and Miller Holdco shall cause Company not to:

                  (i) enter into any transaction other than in the ordinary course of business consistent with past practice; enter into any Contract requiring payment by any party thereto of more than US $100,000 in the aggregate or with a duration longer than one year; make any capital expenditure in an amount greater than US $50,000; take any action that materially and adversely affects the ability of Company to operate its Business as a whole in a manner consistent with past practice; or take any action that materially and adversely affects in the financial position, assets, liabilities, results of operations or Business of Company;

                  (ii) declare, pay or set aside any dividend or other distribution to or for the holder of shares in the capital of Company;

                  (iii) take any action that results in any Action or governmental investigation which may have a material adverse effect on the Business of Company.

                  (iv) increase or decrease the rates of compensation payable or to become payable by Company to any director, officer, employee, agent or consultant, or any bonus, percentage compensation, service award or other benefit, granted, made or accrued to or to the credit of any such person, or any welfare, pension, severance, retirement or similar payment or arrangement made or agreed to by Company other than salary adjustments for non-officer employees in accordance with past practice;

                  (v) amend, modify, rescind, terminate or waive any rights under any material Contract;

                  (vi) discharge or satisfy any lien or Encumbrance, or pay or incur any obligation or liability (absolute or contingent) other than current liabilities shown on the 1997 Balance Sheet and current liabilities incurred since the date of the 1997 Balance Sheet in the ordinary course of business;

                  (vii)  incur any indebtedness for borrowed money;

                  (viii) sell, alienate or dispose of any of Company's assets, other than in the ordinary course of business and in a manner consistent with past practice;

                  (ix) sell, purchase or redeem any of the shares in the capital of Company or other Equity Securities.

                  (x) mortgage, pledge, impose any security interest, claim, Encumbrance or other restriction on any of the assets, tangible or intangible, of Company;

                  (xi)   merge with or into or consolidate with any other
         Person;

                  (xii)  amend its constating documents;

                  (xiii) make any change in its authorized or outstanding share capital or otherwise in its capital structure; or

                  (xiv)  authorize, agree or commit to any of the foregoing.

                  Without limiting the generality of the foregoing, Dr. Miller and Miller Holdco shall cause Company from the date hereof up to the Closing Date to comply with all Laws, duly and punctually file all reports and returns required to be filed by any Laws and pay or provide for the payment of all Taxes, perform duly and punctually all of its contractual obligations in accordance with the terms thereof, continue to pay accounts payable and to collect accounts receivable in the ordinary course of business in accordance with past practice, to maintain and preserve customer relations and to maintain insurance. Further, Dr. Miller and Miller Holdco shall prevent Company from changing or permitting to be changed in any material respect the accounting or valuation practices applicable to Company's assets or Business.

                  (b) Except for the transaction with Q-Bit Corporation described in REMEC's disclosure letter, REMEC shall not enter into any agreement relating to the sale of assets to or from, merger with or into, or consolidation with any other Person valued at more than US $35 million without informing Dr. Miller prior to entering into such a transaction.

                  6.3         NOTICE OF EVENTS.

                  Throughout the period between the date of this Agreement up to the Closing Date, Sellers shall cause Company to promptly advise REMEC in writing, and REMEC shall promptly advise Sellers in writing, of any and all material events and developments concerning Company's or REMEC's financial position, assets, liabilities, results of operations or business or any of the items or matters covered by each party's representations and warranties contained in this Agreement of which they have or acquire knowledge. Sellers shall give prompt notice to REMEC, and REMEC shall give prompt notice to Sellers, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to Closing and (ii) any failure of REMEC, Buyer or Sellers, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

                  6.4         NO OTHER NEGOTIATIONS.

                  Until the earlier of (i) the Closing or (ii) October 31, 1997:

                  (A) Sellers shall not, and shall cause Company not to, directly or indirectly, through any of Company's officers, directors, agents or representatives (including, without limitation, investment bankers, attorneys, accountants and consultants):

                             (i) solicit, initiate or further the submission of proposals or offers from, or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in Section 13(d)(3) of the Exchange Act) or other Person or entity, individually or collectively (including, without limitation, any managers or other employees of Company or any Affiliates) (a "Third Party"), relating to any acquisition or purchase of the stock or any of the assets of, or any equity interest in, Company or any merger, consolidation or business combination with Company;

                             (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to Company in connection with any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, Company or any merger, consolidation or business combination with Company; or

                              (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to undertake or seek to undertake any acquisition or purchase of all or any portion of the assets of, or any equity interest in, Company, or any merger, consolidation or business combination with Company.

                  (B) In the event Sellers or Company receives any offer or indication of interest from any Third Party relating to any acquisition or purchase of all or any portion of the stock or the assets of, or any equity interest in, Company or any merger, consolidation or business combination with Company, Sellers shall promptly notify REMEC in writing, and shall in any such notice, set forth in reasonable detail the identity of the Third Party, the terms and conditions of any proposal and any other information requested of it by the Third Party or in connection therewith.

                  (C) Sellers shall cause Company to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted prior to the date of this Agreement relating to matters referred to in paragraphs (A) and (B) above.

                  6.5     COMPANY AUDITED FINANCIALS.

                  Dr. Miller and Miller Holdco shall use their best efforts to cause to be delivered to REMEC on or before October 1, 1997 copies of the Audited Financials of Company (audited balance sheet of Company dated June 30, 1997 and the related statements of income, shareholders' equity and cash flows for the year then ended, including the notes thereto, accompanied by a report of the Auditors of Company substantially in the form attached as Exhibit B.

                  6.6     COOPERATION.

                  Sellers shall cooperate, and Dr. Miller and Miller Holdco shall cause Company to cooperate, with REMEC in preparing and making all filings, notices or submissions to Governmental Entities required in connection with the transactions contemplated by this Agreement, including any filings, notices or submissions required under the Investment Canada Act, the Competition Act (Canada), any applicable securities laws and the HSR Act. Sellers shall, and Dr. Miller and Miller Holdco shall cause Company to, at any time before or after the Closing, execute, acknowledge and deliver any further assignments, assurances, documents and instruments of transfer reasonably requested by REMEC and Buyer and shall take any other action consistent with the terms of this

Agreement that may reasonably be requested by REMEC and Buyer for the purpose of consummating the purchase and sale of the Purchased Shares.

                  6.7     EMPLOYEES.

                  Dr. Miller and Miller Holdco shall, and shall cause Company to, use their respective best efforts prior to Closing to assist REMEC and Buyer in retaining the continued services of Company's key employees. Dr. Miller and Miller Holdco shall use their respective best efforts to cause employment agreements in a form acceptable to REMEC to be entered into between Company and each of the employees listed in Schedule 6.7. The failure of Dr. Miller and Miller Holdco to obtain such continued services or agreements shall not permit REMEC or Buyer to terminate their obligations under this Agreement or relieve them of their obligations on Closing.

                  6.8     NASDAQ LISTING.

                  REMEC shall file prior to Closing with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares on the Nasdaq Stock Market of the shares of REMEC Common Stock to be received by Dr. Miller and Miller Holdco upon the exchange of Dividend Access Shares pursuant to and in accordance with this Agreement, the Dividend Access Share Provisions and the Support Agreement.

                  6.9     PRESS RELEASES.

                  No party hereto, nor any of their Affiliates, shall issue any press release, make any public announcement or otherwise release any information publicly regarding the purchase and sale of the Purchased Shares, without the consent of the other parties which shall not be unreasonably withheld or delayed.

                  6.10    BEST EFFORTS TO CLOSE.

                  REMEC, Buyer, each Seller and Miller shall use their respective best efforts prior to Closing to fulfill the conditions set forth in Articles IX and X of this Agreement over which it or he has control or influence and to complete the transactions contemplated by this Agreement.

                  6.11    COVENANTS APPLICABLE TO THE AMALGAMATED COMPANY.

                  All references made in this Article VI to the Company shall, on the Amalgamation Date, also be deemed to be made to the Amalgamated Company.

                                   ARTICLE VII
                         ADDITIONAL CONTINUING COVENANTS


                  7.1     CONFIDENTIAL INFORMATION.

                  Except as otherwise required by applicable Law, each party to this Agreement shall not disclose (other than to its attorneys, accountants, advisors, analysts or prospective investors, who are themselves required to keep such information confidential) any Confidential Information concerning any other party and the consideration to be received by Sellers under this Agreement. Except as otherwise required by applicable Law, REMEC shall not file a copy of this Agreement with the SEC.

                  7.2     TAX COOPERATION.

                  After Closing, Sellers shall cooperate fully with Buyer, Amalgamated Company and REMEC in the preparation of all Tax Returns and shall provide, or cause to be provided at Sellers' sole cost and expense, to Buyer, Amalgamated Company and REMEC any records and other information in Sellers' possession or control requested by such parties in connection therewith. Dr. Miller and Miller Holdco shall use best efforts to provide access to, and the cooperation of, the Company Auditors. Sellers shall cooperate fully with Buyer, Amalgamated Company and REMEC in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax return or other Schedule relating to Taxes shall be subject to Section 7.2.

                  7.3     PRE-CLOSING REORGANIZATION.

                  Prior to Closing, Sellers shall cause the following reorganization to be effected in the sequence set forth below in contemplation of and as an integral part of the purchase and sale of the Purchased Shares under this Agreement.

                  (a) Company will amend its constating documents to authorize the issuance of an unlimited number of Class C common shares in the capital of Company.

                  (b) RoyNat will exchange the 8 Class A common shares it owns in Company for 8 Class C common shares of Company.

                  (c) By resolution of its Board of Directors, Company will increase its paid-up capital as to its capital stock owned by RoyNat (its outstanding Class B and Class C common shares).

                  (d) By resolution of its Board of Directors, Millowave will increase its paid-up capital as to its capital stock owned by Miller Holdco (its outstanding Class B shares).

                  (e) Millowave and Company each will continue as corporations incorporated under the laws of Nova Scotia.

                  (f) After all conditions to Closing other than the conditions set forth in Sections 9.3, 9.19, 10.3 and 10.15 have been satisfied or waived,
(i) REMEC and Buyer and (ii) the Miller Family, Miller Holdco and RoyNat shall deliver pre-Closing certificates to each other certifying that, as of such date (which shall be at least one day prior to the Closing Date), the representations and warranties of each such party are true and correct in all respects as of that date as if made on that date and that each such party has performed or complied with each of the covenants contained in this Agreement to be performed or complied with prior to Closing. After delivery of these certificates, at least one day prior to the Closing Date, Millowave and Company will amalgamate in accordance with applicable Law and the capitalization of Amalgamated Company shall be as contemplated under Section 3.2.

                  7.4     POST-CLOSING REORGANIZATION COOPERATION.

                  As soon as possible after Closing (but at least one day after the Closing Date), Buyer shall be re-constituted as a corporation with limited liability. At least one day after Buyer is re-constituted as a corporation, Buyer may effect an amalgamation involving Buyer and Amalgamated Company or take such other action relating to the reorganization of Amalgamated Company as Buyer or REMEC deems necessary or desirable. Sellers agree to cooperate fully with Buyer, Amalgamated Company and REMEC in connection with any such amalgamation or other reorganization of Amalgamated Company so long as Sellers reasonably believe that any such amalgamation or other reorganization does not produce any material adverse financial effect on Sellers.

                  7.5     INTERCOMPANY DEBT.

                  At and after Closing, REMEC and Buyer shall not permit Amalgamated Company or Buyer to incur debt owing to REMEC or, in the case of Amalgamated Company, Buyer in such amount as to cause the Government of Canada, due to the amount of total debt incurred by Amalgamated Company or Buyer, to discontinue or diminish funding under the Defence Industry Productivity Program under which Amalgamated Company is a participant and any successor program thereto.

                  7.6     RELEASE FROM PERSONAL GUARANTEES.

         As soon as practicable after Closing, REMEC and Buyer shall use their respective best efforts to cause the release of Dr. Miller and PSI Technologies Inc. from any guarantees and postponements given by Dr. Miller and PSI Technologies to secure the debt of Company and OHM. In the event REMEC and Buyer are unable to secure such releases, REMEC and Buyer shall indemnify and hold harmless Dr. Miller and PSI Technologies Inc. from liability arising out of such guarantees and postponements that secure the debt of Company and OHM.

                                  ARTICLE VIII
                               REGISTRATION RIGHTS


                  8.1     REGISTRATION ON FORM S-3.

                  REMEC shall prepare and file with the SEC on or before the date which is 60 days after the Closing Date, a Registration Statement on Form S-3 (the "Registration Statement") registering under the Securities Act the REMEC Common Stock issuable in exchange for Dividend Access Shares (the "Registrable Securities") . REMEC shall use its reasonable efforts to have the Registration Statement declared effective promptly and to maintain the effectiveness of the Registration Statement until all of the Dividend Access Shares have been exchanged for shares of REMEC Common Stock registered under the Securities Act pursuant to the Registration Statement as contemplated under this Agreement, the Dividend Access Share Provisions and the Support Agreement. It shall be a condition precedent of REMEC's obligations under this Article VIII that Dr. Miller and Miller Holdco furnish to REMEC such information regarding Dr. Miller and Miller Holdco as REMEC may reasonably request. All expenses relating to preparation and filing of the Registration Statement (including, without limitation, REMEC's legal fees, accounting fees, printing costs and Blue Sky and SEC filing fees), other than fees of legal counsel for Miller Holdco, shall be borne by REMEC.

                  8.2     RIGHT OF DEFERRAL.

                  Notwithstanding anything in this Article VIII to the contrary, REMEC may defer for a period not to exceed 45 days the filing of the Registration Statement if REMEC believes in good faith that filing such registration statement would be detrimental to REMEC and its shareholders.

                  8.3     REMEC TRADING POLICIES.

                  In connection with any subsequent sale by Miller Holdco or the Miller Family to third parties of shares of REMEC Common Stock issued in exchange for Dividend Access Shares, Miller Holdco and the Miller Family shall comply with the terms of REMEC's policies regarding trading in its capital stock in effect from time to time for so long as Miller Holdco or any member of the Miller Family would be deemed an affiliate of REMEC for purposes of Rule 144 under the Securities Act.

                  8.4     NO LEGEND ON SHARES.

                  Certificates evidencing the shares of REMEC Common Stock issued to Miller Holdco or the Miller Family pursuant to the Registration Statement upon exchange of the

Dividend Access Shares shall not contain any legend restricting the transferability of such shares.


                                   ARTICLE IX
                CONDITIONS TO THE OBLIGATIONS OF REMEC AND BUYER


                  The obligations of REMEC and Buyer to consummate the purchase and sale of the Purchased Shares are subject to the fulfillment, at or before the Closing, of each and every one of the following conditions, any one or more of which may be waived by REMEC and Buyer.

                  9.1     REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.

                  The representations and warranties of Sellers contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the state of facts then existing, and shall then be true and correct in all material respects, except that if a representation is already limited to matters characterized as "material," it shall be correct in all respects.

                  9.2     PERFORMANCE OF COVENANTS.

                  All of the covenants required to be performed by Sellers or any of them at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

                  9.3     CERTIFICATE.

                  REMEC and Buyer shall have received a certificate signed by Sellers to the effect that each of the representations and warranties of Sellers in this Agreement is true and correct in all respects as of the Closing Date as if made on the Closing Date and that Sellers have complied with each of their respective covenants in this Agreement.

                  9.4     RESIGNATION OF DIRECTORS.

                  Buyer shall have received a copy of a duly executed resignation letter to Amalgamated Company from each director of Amalgamated Company other than Dr. Miller effective as of the Closing.

                  9.5     MATERIAL CHANGES.

                  Between the date of this Agreement and the Closing there shall not have occurred any event or transaction of the nature described in Section
3.12 of this Agreement.

                  9.6     CONSENTS.

                  REMEC and Buyer shall have received, in writing and in form and substance reasonably acceptable to REMEC and Buyer, all necessary consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement indicated or required to be indicated on Schedule
3.6 and Schedule 3.29 hereof.

                  9.7     GOOD STANDING CERTIFICATES.

                  Dr. Miller shall have caused to be furnished to REMEC at Closing a certificate of status of Amalgamated Company from the appropriate Governmental Entity in Nova Scotia or other evidence of status satisfactory to REMEC, and a certificate of payment from the Ministry of Finance (Ontario) pursuant to Section 6 of the Retail Sales Tax Act (Ontario).

                  9.8     NO ACTION TO PREVENT COMPLETION.

                  REMEC shall not have determined, in the reasonable exercise of its discretion, that the transactions contemplated by this Agreement have become inadvisable or impractical by reason of the institution or threat of institution, by any Governmental Entity or any other Person or entity, of litigation or other proceedings with respect to or affecting the transactions contemplated by this Agreement.

                  9.9     GOVERNMENTAL FILINGS.

                  If the purchase and sale of the Purchased Shares is subject to the notification requirements of the Competition Act (Canada) or the HSR Act, all waiting periods under such acts relating to the transactions contemplated under the Agreement shall have expired or terminated.

                  9.10    MILLER EMPLOYMENT AGREEMENTS.

                  Miller shall have entered into the Miller Employment Agreement with Company or Amalgamated Company and REMEC substantially in the form attached as Exhibit E and the Miller Employment Agreement with REMEC substantially in the form attached as Exhibit F.

                  9.11    OPINION OF COUNSEL.

                  REMEC and Buyer shall have received the opinion of Borden & Elliot, counsel to Sellers, in form and substance to the reasonable satisfaction of REMEC and Buyer.

                  9.12    COMPANY SHAREHOLDERS' EQUITY.

                  The shareholders' equity of Company, as reported in the 1997 Audited Financials delivered to REMEC in accordance with Section 6.5, shall not be less than CDN $1,000,000.

                  9.13    BONUS TO AMALGAMATED COMPANY EMPLOYEES.

                  At Closing, Buyer shall cause Amalgamated Company to pay bonuses to certain employees of Amalgamated Company designated by Miller in an aggregate amount not to exceed US $70,000.

                  9.14    OHM AGREEMENT.

                  On or before Closing, Company or Amalgamated Company, as the case may be, and Dr. Miller shall have entered into an agreement reasonably satisfactory to Dr. Miller and REMEC providing for (i) the purchase by Company or Amalgamated Company, as the case may be, from Dr. Miller of all the outstanding shares in capital of OHM Technologies Inc. ("OHM") for nominal consideration, and (ii) release of Dr. Miller and PSI Technologies Inc. from any guarantees and postponements given by Dr. Miller and PSI Technologies Inc.
to secure the debt of OHM.

                  9.15    NO MATERIAL ADVERSE CHANGES.

                  There shall have been no material adverse change in Company's and Amalgamated Company's financial condition, business, assets or liabilities (actual or contingent) from the date of this Agreement through the Closing and REMEC and Buyer shall have received a certificate signed by Dr. Miller to that effect.

                  9.16    DUE DILIGENCE.

                  REMEC shall have completed to its reasonable satisfaction, on or before October 8, 1997, legal due diligence relating to Company, Amalgamated Company, the pre- closing reorganization involving the Miller Family, Miller Holdco and Millowave and the contemplated post-closing amalgamation of Amalgamated Company and Buyer.

                  9.17 DEFENCE INDUSTRY PRODUCTIVITY PROGRAM COOPERATION AGREEMENT.

                  On or before Closing, REMEC, Buyer and Company or Amalgamated Company, as the case may be, shall have entered into a cooperation agreement reasonably satisfactory to REMEC and Sellers relating to the Defence Industry Productivity Program sponsored by the Government of Canada, which shall provide that, among other things, (i) RoyNat will not have any liability with respect to Company's or Amalgamated Company's participation in the program or any contracts relating thereto, (ii) Dr. Miller and Miller

Holdco, jointly and severally, will be responsible for 50% of any losses or damages incurred by Company or Amalgamated Company on account of the failure to obtain the assignment of contracts relating to the program from GHZ Technologies Inc. to Company or Amalgamated Company, and (iii) Sellers will not be responsible for any losses or damages to Company or Amalgamated Company under any contracts (or any cancellation thereof) relating to the program on account of the change of control of Company or Amalgamated Company occurring as a result of Buyer's acquisition of the Purchased Shares.

                  9.18    INTERIM FINANCIALS.

                  The Interim Financials shall have been delivered to REMEC prior to Closing.

                  9.19    AMALGAMATION OF MILLOWAVE AND NANOWAVE.

                  At least one day prior to the Closing Date, Millowave and Nanowave shall have amalgamated in accordance with the laws of Nova Scotia.

                                    ARTICLE X
                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

                  The obligations of Sellers under this Agreement are subject to the fulfillment, at or before the Closing, of each and every one of the following conditions, any one or more of which may be waived by Sellers.

                  10.1     REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.

                  The representations and warranties of REMEC and Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the state of affairs then existing, and shall then be true in all material respects except that if a representation is already limited to matters characterized as "material" it shall be correct in all respects.

                  10.2     PERFORMANCE OF COVENANTS.

                  All of the covenants required to be performed by REMEC and Buyer at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

                  10.3     CERTIFICATE.

                  At the Closing, Sellers shall have received a certificate signed on behalf of REMEC and Buyer to the effect that each of the representatives and warranties of REMEC and Buyer in this Agreement is true and correct in all respects as of the Closing Date as if made on the Closing Date and that REMEC and Buyer have complied with each of their respective covenants in this Agreement.

                  10.4     CONSENTS.

                  Buyer shall have received all necessary consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement except for those indicated in REMEC's disclosure letter as not being obtained before Closing.

                  10.5     GOOD STANDING CERTIFICATE.

                  REMEC shall have furnished Sellers with a good standing certificate, dated as near to the date of the Closing as practical, from the Secretary of State of California and the California Franchise Tax Board. Buyer shall have furnished Sellers with a good standing certificate, dated as near to the Closing Date as practical, from the appropriate Governmental Entity in Nova Scotia.

                  10.6     GOVERNMENTAL FILINGS.

                  If the purchase and sale of the Purchased Shares is subject to the notification requirements of the Competition Act (Canada) or the HSR Act, all waiting periods under such acts relating to the transactions contemplated under the Agreement shall have expired or terminated.

                  10.7     SUPPORT AGREEMENT.

                  Buyer and REMEC shall have entered into the Support Agreement substantially in the form attached as Exhibit C.

                  10.8     MILLER EMPLOYMENT AGREEMENTS.

                  Company or Amalgamated Company and REMEC shall have entered into the Miller Employment Agreement with Dr. Miller substantially in the form of Exhibit E. REMEC shall have entered into the Miller Employment Agreement with Dr. Miller substantially in the form of Exhibit F.

                  10.9     OPINION OF COUNSEL.

                  Sellers shall have received an opinion of Stikeman, Elliott, counsel to Buyer, in form and substance to the reasonable satisfaction of Sellers. Sellers shall have received an opinion of Heller Ehrman White & McAuliffe, counsel to REMEC, in form and substance to the reasonable satisfaction of Sellers.

                  10.10    PAYMENT TO ROYNAT.

                  At Closing, Buyer shall cause Amalgamated Company to pay CDN $2,000,000 of outstanding debt owed to RoyNat at Closing pursuant to the terms of the Equity Financing Debenture dated March 26, 1997, upon release by RoyNat of any other liability owing by Company or Amalgamated Company to RoyNat under that debenture.

                  10.11    OHM AGREEMENT.

                  On or before Closing, Company or Amalgamated Company, as the case may be, and Dr. Miller shall have entered into an agreement reasonably satisfactory to Dr. Miller and REMEC providing for (i) the purchase by Company or Amalgamated Company, as the case may be, from Dr. Miller of all the outstanding shares in capital of OHM for nominal consideration, and (ii) the release of Dr. Miller and PSI Technologies Inc. from any guarantees and postponements given by Dr. Miller and PSI Technologies Inc. to secure the debt of OHM.

                  10.12    NO MATERIAL ADVERSE CHANGE.

                  Sellers shall have been no material adverse change in REMEC's financial condition, business, assets or liabilities (actual or contingent) from the date of this Agreement through the Closing. Buyer shall have engaged in no business activity prior to the Closing. Sellers shall have received a certificate signed by officers of REMEC and Buyer as to the matters referenced in this Section 10.11.

                  10.13    DUE DILIGENCE.

                  Dr. Miller and Miller Holdco shall have completed to each of their reasonable satisfaction, on or before October 8, 1997, legal due diligence relating to REMEC and the post-closing reorganization contemplated in Section 7.4.

                  10.14 DEFENCE INDUSTRY PRODUCTIVITY PROGRAM COOPERATION AGREEMENT.

                  On or before Closing, REMEC, Buyer and Company or Amalgamated Company, as the case may be, shall have entered into a cooperation agreement reasonably satisfactory to REMEC and Sellers relating to the Defence Industry Productivity Program sponsored by the Government of Canada, which shall provide that, among other things, (i) RoyNat will not have any liability with respect to Company's or Amalgamated Company's participation in the program or any contracts relating thereto, (ii) Dr. Miller and Miller Holdco, jointly and severally, will be responsible for 50% of any losses or damages incurred by Company or Amalgamated Company on account of the failure to obtain the assignment of contracts relating to the program from GHZ Technologies Inc. to Company or Amalgamated Company, and (iii) Sellers will not be responsible for any losses or damages to Company or Amalgamated Company under any contracts (or any cancellation thereof) relating to the program on account of the change of control of Company or Amalgamated Company occurring as a result of Buyer's acquisition of the Purchased Shares.

                  10.15    AMALGAMATION OF MILLOWAVE AND NANOWAVE.

                  At least one day prior to the Closing Date, Millowave and Nanowave shall have amalgamated in accordance with the laws of Nova Scotia.

                  10.16    CLOSING PAYMENTS.

                  At Closing (i) Amalgamated Company shall pay to PSI Technologies Inc. CDN $27,950 in payment of an existing accounts payable amount owing to PSI Technologies Inc. recorded on the books of Company on or before June 30, 1997, (ii) Amalgamated Company shall pay to Dr. Miller US $20,000 in payment in full of deferred salary of Dr. Miller of US $55,000 recorded on the books of Company on or before June 30, 1997 and (iii) Amalgamated Company shall pay to Dr. Miller CDN $10,000 in reimbursement of a financing fee paid on behalf of Company by Dr. Miller to RoyNat recorded on the books of Company on or before June 30, 1997; provided, however, that the obligations of Amalgamated Company to make each of the payments set forth in clauses (i), (ii) and (iii) above are conditioned on presentation to REMEC of documentation to the reasonable satisfaction of REMEC that each such cost or expense was a bona fide cost or expense of Company incurred in the ordinary course of business consistent with past practices. If such documentation relating to any of the payments set forth in clauses (i), (ii) or (iii) above is not presented to REMEC to its reasonable satisfaction on or before Closing, the obligation of Amalgamated Company to make any such payment shall cease to be a condition to the obligations of Sellers to complete the transactions contemplated under this Agreement.


                                   ARTICLE XI
                      TERMINATION OF OBLIGATIONS; SURVIVAL

                  11.1     TERMINATION OF AGREEMENT.

                  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on October 22, 1997 unless extended by mutual consent in writing of Sellers, Buyer and REMEC and may otherwise be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Sellers, Buyer and REMEC.

                  (b) Conditions to REMEC's and Buyer's Performance Not Met. By Buyer or REMEC with written notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer or REMEC to consummate the transactions contemplated by this Agreement as set forth in Article IX.

                  (c) Conditions to Sellers' Performance Not Met. By any Seller with written notice to Buyer, REMEC and the other Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Sellers to consummate the transactions contemplated by this Agreement as set forth in Article X.

                  (d) Inaccurate Information. By Buyer or REMEC if any material information (whether or not in writing) delivered by or on behalf of Sellers, Company or Amalgamated Company to REMEC is inaccurate or incomplete in any material respect. By any Seller if any material information (whether or not in writing) delivered by or on behalf of Buyer or REMEC to any Seller is inaccurate or incomplete in any material respect.

                  11.2     EFFECT OF TERMINATION.

                  In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in
Section 7.2 [Confidential Information] and Section 13.1 [Expenses] shall survive any such termination. A termination under Section 11.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation; provided, however, that monetary damages for all such liability shall be limited to out-of-pocket costs and expenses, including attorneys' fees incurred to enforce a party's rights under this Agreement, up to an aggregate amount of $250,000 to be paid (i) by REMEC or Buyer for costs and expenses of The Miller Family, Miller Holdco and RoyNat and (ii) by The Miller Family, Miller Holdco or RoyNat for costs and expenses of REMEC and Buyer; provided, further, that the limitation on monetary damages set forth above shall not affect the rights of any party to obtain any equitable remedy, including specific performance of another party's obligations under this Agreement.

                  11.3     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties contained in or made pursuant to this Agreement shall expire on the Closing Date, except that the representations and warranties contained in Section 3.4 [Title to Shares],
Section 3.36 [Activities of Millowave], Section 4.4 [Title to Shares], Section
5.1 [Activities of Buyer] shall survive the Closing and remain in full force and effect indefinitely.



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

                                   ARTICLE XII
                                 INDEMNIFICATION

                  12.1     OBLIGATIONS OF SELLERS.

                  Each of Dr. Miller, Mrs. Miller, the Miller Trust and Miller Holdco, jointly and severally, and RoyNat, severally but not jointly, agrees to indemnify and hold harmless Buyer, Company and REMEC, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company, Amalgamated Company or REMEC, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the surviving representations and warranties referenced in Section 11.3 and the covenants or agreements made by such Seller in or pursuant to Article VII of this Agreement; provided, however, that the joint and several obligations of Miller Holdco, Dr. Miller, Mrs. Miller and the Miller Trust to indemnify all Indemnified Parties pursuant to this Section 12.1 shall be limited to, and shall not exceed, US $7,560,000 and RoyNat's several obligations to indemnify all Indemnified Parties pursuant to this Section 12.1 shall be limited to, and shall not exceed, US $1,440,000, respectively.

                  12.2     OBLIGATIONS OF BUYER AND REMEC.

                  Each of Buyer and REMEC agree, jointly and severally, to indemnify and hold harmless any Seller from and against any Losses of such Seller, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the surviving representations and warranties referenced in Section 11.3 and the covenants or agreements made by Buyer or REMEC in or pursuant to Article VII of this Agreement; provided, however, that the joint obligations of Buyer and REMEC to indemnify all Indemnified Parties pursuant to this Section 12.2 shall be limited to, and shall not exceed, US $9,000,000.

                  12.3     PROCEDURE.

                  (a) Notice. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder on or before the date specified in Section 12.4.

                  (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense; provided, however, that any compromise or settlement of any Indemnifiable Claim must be approved by the Indemnifying Party, such approval not to be unreasonably withheld. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery



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

against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the Action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party.

                  (c) The provisions of this Article are subject to the rights of any Indemnified Party's insurer which may be defending any such claim. Nothing in this Section 12.3 shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party.

                  12.4     SURVIVAL OF INDEMNIFICATION.

                  The obligation of indemnification set out in this Article XII shall survive the Closing and shall terminate on the six year anniversary of the Closing Date. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of such six-year anniversary date shall continue to be covered by this Article XII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                  12.5     NOTICE OF BREACH.

                  Sellers agree to notify Buyer and REMEC, and Buyer and REMEC agree to notify Sellers, of any liabilities, claims or inaccurate surviving representations or warranties or breaches by such party which may give rise to a claim for indemnification by the other party under this Article XII upon discovery or receipt of notice thereof, whether before or after Closing.

                  12.6     NON-EXCLUSIVE REMEDY.

                  This Article XII shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any inaccurate surviving representation or warranty.



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

                                  ARTICLE XIII
                                  MISCELLANEOUS


                  13.1     EXPENSES.

                  Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

                  13.2     AMENDMENT.

                  This Agreement shall not be amended except by a writing duly executed by Sellers, REMEC and Buyer.

                  13.3     ENTIRE AGREEMENT.

                  This Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting the subject matter.

                  13.4     GOVERNING LAW.

                  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and without regard to conflicts of law doctrines of any other jurisdiction. In the event of any action at law or equity to enforce any of the provisions or rights under this Agreement, the parties agree to attorn and submit to the non-exclusive jurisdiction of the Ontario Court (General Division).

                  13.5     ATTORNEYS FEES.

                  In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred such Action.

                  13.6     SEVERABILITY.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect.



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

                  13.7     HEADINGS.

                  The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

                  13.8     MUTUAL CONTRIBUTION.

                  The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that party drafted the provision or caused it to be drafted.

                  13.9     NOTICES.

                  All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below, two days after dispatch if sent by a nationally-recognized overnight courier service or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

                  If to REMEC or Buyer:

                  Mr. Ronald E. Ragland
                  REMEC, Inc.
                  9404 Chesapeake Drive
                  San Diego, California  92123
                  U.S.A.
                  Facsimile:  (619) 560-4512
                  Confirmation Number: (619) 560-1301

                  With a copy to:

                  Victor A. Hebert, Esq.
                  Heller Ehrman White & McAuliffe
                  601 South Figueroa Street
                  40th Floor
                  Los Angeles, California  90017-5758
                  U.S.A.
                  Facsimile:  (213) 614-1868
                  Confirmation Number: (213) 689-0200



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

                           and

                  John W. Leopold, Esq.
                  Stikeman, Elliott
                  1155 Rene-Levesque Boulevard West
                  40th Floor
                  Montreal, Quebec H3B 3V2
                  CANADA
                  Facsimile:  (514) 397-3422
                  Confirmation Number:  (514) 397-3000

                  If to Sellers:

                  Justin Miller, Ph.D.
                  Nanowave Technologies Inc.
                  425 Horner Avenue
                  Unit 1
                  Etobicoke, Ontario M8W 4W3
                  CANADA
                  Facsimile:
                  Confirmation Number:

                  RoyNat Inc.
                  Scotia Plaza
                  40 King Street West
                  Suite 2600
                  Toronto, Ontario M5H 1H1
                  CANADA
                  Facsimile:  (416) 833-2783
                  Confirmation Number:  (416) 833-2730



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

                  With a copy to:

                  Alfred Page, Esq.
                  Borden & Elliot
                  Scotia Plaza
                  40 King Street West
                  Suite 4400
                  Toronto, Ontario M5H 3Y4
                  CANADA
                  Facsimile:  (416) 367-6749
                  Confirmation Number:  (416) 367-6000

                           and

                  Gary Shiff, Esq.
                  Blake, Cassels & Graydon
                  Commerce Court West, Box 25
                  Toronto, Ontario M5L 1A9
                  CANADA
                  Facsimile:  (416) 863-2653
                  Confirmation Number:  (416) 863-2400

Such persons and addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section.

                      13.10   WAIVER.

                      Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                      13.11   BINDING EFFECT; ASSIGNMENT.

                      The parties agree that this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party to this Agreement may assign or delegate, by operation of Law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of all other parties to this Agreement, which they may withhold in their absolute discretion.

                      13.12   NO THIRD PARTY BENEFICIARIES.

                      Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or an assignee of a party to this Agreement, but the Support Agreement shall not be so limited.



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

                      13.13   COUNTERPARTS.

                      This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

                      13.14   FURTHER ASSURANCES.

                      After the Closing, the parties to this Agreement shall take such further actions as they agree may be reasonably necessary to carry out the transactions contemplated by this Agreement.



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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


/s/ JUSTIN MILLER, PH.D.                      REMEC, INC.
-----------------------------------------
         Justin Miller, Ph.D.


/s/ MILDRED ELIZABETH LAYNE-MILLER            By  /s/ ERROL EKAIREB
-----------------------------------------         ------------------------------
 Mildred Elizabeth Layne-Miller                   Errol Ekaireb, President



MILLER FAMILY TRUST                           REMEC CANADA ULC



By  /s/ JUSTIN MILLER                         By  /s/ ERROL EKAIREB
   --------------------------------------         ------------------------------
     Justin Miller, Ph.D, Trustee                 Errol Ekaireb, President



By  /s/ ALFRED L.J. PAGE
   --------------------------------------
     Alfred L.J. Page, Trustee


1256393 ONTARIO LIMITED



By  /s/ JUSTIN MILLER
   --------------------------------------
     Justin Miller, Ph.D., President


ROYNAT INC.


By  /s/ EARL LANDE
   --------------------------------------
     Earl Lande
     Senior Vice President



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